                                                                   EXHIBIT 10.12

Landlord:  QNOV

Tenant:    RED RIVER ENTERTAINMENT COMPANY, L.L.C.

                               RETAIL SPACE LEASE


                                   ARTICLE I

               ARTICLE I DEFINITIONS AND CERTAIN BASIC PROVISIONS

     1.1 The following list sets out certain defined terms and certain financial and other information pertaining to this Lease:

     (a)  "Landlord":          QNOV

     (b)  Landlord's address:  c/o HWCC-Louisiana, Inc.
                               Two Galleria Tower, Suite 2200
                               13455 Noel Road, LB 48
                               Dallas, Texas  75246
                               Attn.:  President

     (c)  "Tenant":            Red River Entertainment Company, L.L.C.

     (d)  Tenant's address:    2205 West Street
                               Germantown, TN  38138
                               Attn.:  Joseph J. Rodriguez

          with copies to:      c/o Performa Entertainment Real Estate
                               203 Beale Street, Suite 300
                               Memphis, TN  38103
                               Attn.:  John Elkington

                               Humphreys, Dunlap, Welford, Acuff & Stanton, P.C. 6000 Poplar Avenue, Suite 401
                               Memphis, TN  38119
                               Attn.:  David F. Leake

          (e)  [INTENTIONALLY DELETED]

          (f)  [INTENTIONALLY DELETED]

          (g) "Premises": approximately 40,000 square feet of retail space (which 40,000 square feet of space includes a rear service corridor for the retail space) contained in or located on a garage and surface parking lot of the riverboat gaming development being planned by Landlord in Shreveport, Louisiana on land to be leased by Landlord from the City of Shreveport, as more particularly identified on Exhibit "A," incorporated herein and made a part hereof for all purposes.

          (h) "Commencement Date": the earlier of (i) 180 days after the Premises are deemed "ready for tenant improvements" (as defined in Section
    3.1 of this Lease), or (ii) the date the first retailer opens for business in the Premises.

          (i) "Lease Term": The initial term (the "Initial Term") of this Lease shall commence on the Commencement Date and continuing through the Initial Term as set forth and defined in the Ground Lease (defined herein).
    Provided an Event of Default (hereinafter defined) has not occurred, or to the extent an Event of Default has occurred it has been either waived by Landlord or cured within the applicable cure period set forth in this Lease, Tenant shall have three (3) five year options to renew this Lease of the entire Premises in "as is" condition on the same terms and conditions herein contained except that, from the commencement of the first five-year renewal term through the remainder of the Lease Term, the Special Allocation (hereinafter defined) shall not be deducted in determining Net Cash Flow (hereinafter defined). Notice of Tenant's intention to exercise this option must be given to Landlord in writing not less than one hundred eighty (180) prior to the expiration of the Initial Term or the applicable renewal term. These options shall apply only to Tenant and not to Subtenants of Tenant. These options shall also be specifically subject to the buyout right of Landlord described in Section 26.20, and in the event such right is exercised by Landlord, the remainder of the applicable renewal term shall terminate in accordance with Section 26.20, and upon such termination neither party shall have any further rights or obligations hereunder. The term "Lease Term" shall include the Initial Term and any renewal term at the time that Tenant's option(s) to renew is properly exercised.

          (j) "Minimum Guaranteed Rental": $6.00 per square foot annually, payable in arrears in twelve (12) monthly installments per year.

          (k) "Net Cash Flow": All cash received by Tenant in connection with its operation of the Premises (excluding leasing commissions received by Tenant) and premises adjacent thereto, including, without limitation, all rentals and assessments for maintenance and repair costs received from Subtenants, less the sum of Minimum Guaranteed Rental paid by Tenant to Landlord, the Management Fee, the Special Allocation (as each such term is hereinafter defined), and the actual maintenance, operating (e.g. insurance, on-site personnel and marketing) and repair costs of Tenant (which shall mean the documented maintenance, operating and repair costs of Tenant for the Premises, but in no event shall such amount be greater than $7.00 per square foot) for the Premises, provided, however, that during any renewal term of this Lease, Net Cash Flow shall not be reduced by the Special Allocation.

          (l) "Percentage Rental": For each calendar year during the Lease Term, Percentage Rental shall equal the sum of (i) 50% of Tenant's Net Cash Flow which does not exceed $550,000 per calendar year, (ii) thereafter, 25% of Tenant's Net Cash Flow in excess of $550,000 and which does not exceed $615,000 during the calendar year, and (iii) thereafter, 40% of Tenant's Net Cash Flow during the calendar year. In the event that either the Commencement Date is a date other than January 1st, or the termination date of this lease is other than December 31st, Percentage Rental for each partial calendar year during the Term shall be prorated. Such proration shall be made by using the formula set forth in the definition of "Percentage Rental" except that the numbers $550,000 and $615,000 contained within the definition of the term "Percentage Rental" shall be replaced with a number determined by multiplying $550,000 or $615,000, as applicable, times a fraction (the "Percentage Rent Fraction"), the numerator of which shall be the number of days that have elapsed in the relevant partial calendar year and the denominator of which shall be the number of calendar days i.e, either 365 or 366, in such calendar year. For example, Percentage Rental for a partial calendar year commencing January 1st and ending August 31st shall be calculated as follows, assuming that Net Cash Flow for the period is $750,000:

                    Number of dates between (and including) January 1st and August 31st in non-leap year = 243

                        243/365 = 66.58%
                        $550,000 x 66.58% = $366,190
                        $615,000 x 66.58% = $409,467

                    $750,000 - $409,467 = $340,533 x 40%    =   $136,213.20
                    $409,467 - $366,190 = $43,277  x 25%    =     10,819.25
                               $366,190 x 50%               =   $183,095.00
                                                                -----------
                    TOTAL                                       $330,127.45
                                                                ===========

          (m) "Gross Sales" shall have the meaning set forth in Section 4.5 of this Lease.

          (n) "Permitted Use": The operation of retail and other like business operations similar to what would be seen in urban commercial shopping centers.

          (o) "Subtenants": Any party or parties holding a right of possession in the Premises, or any portion thereof, by virtue of a sublease or other agreement with Tenant acting as landlord to said party, said Subtenants and their respective subleases with Tenant being subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld.

          1.2 This Lease is subject and subordinate to each ground or land lease which may now or hereafter cover all or any portion of the Premises, including but not limited to that certain Ground Lease dated May 19, 1999, by and between the City of Shreveport ("Owner"), as landlord, and Landlord, as tenant, covering the Premises and other property in the vicinity and underlying the proposed development area of the aforementioned riverboat gaming project (the "Ground Lease"). Tenant represents and acknowledges that it has read and is familiar with the terms of the Ground Lease. Landlord agrees that it will not, without Tenant's written consent, enter into any amendments or modifications to the Ground Lease, the effect of which will materially and adversely affect the rights of Tenant under this Lease. This Section 1.2 shall be self-operative and no further instrument of subordination need be required by any ground or land lessor. Tenant shall, however, upon Landlord's request, promptly execute any appropriate certificate or instrument in confirmation of such subordination. Within ten (10) days after execution of this Lease by Landlord and Tenant, Landlord shall request that Owner execute and deliver to Tenant a Subordination, Attornment and Non-Disturbance Agreement in the form set forth as Exhibit "E" to the Ground Lease. Notwithstanding the foregoing, the lessor under any ground lease that may affect all or any portion of the Premises or the holder of any mortgage or deed of trust that may encumber all or any portion of the Premises may elect at any time to cause their interest in the Premises to be subordinate and junior to Tenant's interest under this Lease by filing an instrument in the immovable property records of each of Bossier and Caddo Parish, Louisiana effecting such election and providing Tenant with notice of such election. In the event of the enforcement by the Owner under the Ground Lease of the remedies provided for by law or by the Ground Lease, Tenant automatically will become the Tenant of the Owner without change in the terms or other provisions of this Lease.

          Tenant also agrees that if, by reason of an event of default under the Ground Lease, the Ground Lease is terminated, then Tenant, at the option and request of the then owner of the Premises (the "Fee Landlord"), shall attorn to such Fee Landlord as Tenant's direct landlord under this Lease and the Fee Landlord shall recognize such Tenant as its direct tenant under this Lease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the Fee Landlord, or any mortgagee of either, any instrument that may be necessary or appropriate to evidence such attornment. Tenant hereby appoints Landlord, each such Fee Landlord and each such mortgagee the mandatary and attorney-in-fact, irrevocably, with full power of substitution, of Tenant to execute and deliver any such instrument for and on behalf of Tenant. This appointment is coupled with an interest and is irrevocable. Tenant waives any statute or rule of law now or subsequently in effect that may give or purport to give Tenant any right to elect to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by a Fee Landlord to terminate any such underlying lease. Tenant agrees that this Lease shall not be affected in any way whatsoever by any such proceeding.

          1.3 Tenant shall not do anything, nor permit anything to be done, that would cause the Ground Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in the landlord under the Ground Lease, or that would cause Landlord to be in default under the Ground Lease, and Tenant will, and does hereby, indemnify and hold Landlord and its partners and their respective officers, directors, members, shareholders, employees and agents harmless from and against all claims of any kind resulting, directly or indirectly, from or by reason of any act or omission on the part of Tenant, or any of its assignees or Subtenants, which may result in the Ground Lease being terminated or forfeited, or by reason of which Tenant or any of its assignees or Subtenants may be found to be in default under the Ground Lease. Tenant shall, and does hereby, indemnify and hold harmless Landlord and its partners and their respective officers, directors, members, shareholders, employees and agents from all claims, damages, loss, liability and obligation, including reasonable attorneys' fees and court costs, due to the possession, use, occupation, operation, assignment and/or subletting of the Premises by Tenant or its assigns or any Subtenant.

          1.4 In the event of termination of the Ground Lease due to any casualty suffered by the Premises, condemnation of the Premises or any part thereof or destruction of the whole or any portion of the Premises, or for any other reason, including without limitation any right of termination granted to Landlord, Owner or any Fee Landlord under the Ground Lease, this Lease shall cease and terminate upon the same date that the Ground Lease terminates. Such cancellation shall become effective without further notice upon the termination of the Ground Lease, and Tenant shall at that time immediately relinquish possession of the Premises. Upon the effective date of such cancellation, neither Landlord nor Tenant shall have any liability or obligation to the other pursuant to this Lease, except for liabilities or obligations that accrued prior to the effective date of such cancellation. Tenant agrees and acknowledges that Landlord is under no obligation to obtain the financing (the "Financing") necessary to complete the Shoreside Complex, including, without limitation, the Parking Facilities (as such terms are defined in the Ground Lease). Tenant also agrees and acknowledges that Landlord is under no obligation to complete the Shoreside Complex, including, without limitation, the Parking Facilities (as defined in the Ground Lease), unless and until Landlord actually obtains the Financing.


                                   ARTICLE II

                                GRANTING CLAUSE

          2.1 Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and conditions set forth in this Lease.


                                  ARTICLE III

                              DELIVERY OF PREMISES

          3.1 Landlord will deliver the Premises to Tenant in a condition "ready for tenant improvements", meaning in a condition so as to include: structural enclosures consisting of walls, roof and a concrete floor; exterior enclosures consisting of the main front facade; rear dividing walls and service corridor walls (typically built of concrete block); and roughed-in utilities including (a) water, power, sewer, gas, telephone and CATV for extension by Tenant , and (b) six (6) individual HVAC rooftop units providing a total of 250 tons of cooling; provided, Tenant, on the date that the first installment of Minimum Guaranteed Rental is due hereunder, shall pay to Landlord, as additional Rent hereunder, an amount equal to one-half (1/2) of the costs incurred by Landlord in connection with the purchase and installation of the air handlers and related equipment and fixtures providing cooling to the Premises. Landlord also agrees to provide up to 200 parking spaces to Tenant or Tenant's guests, customers, invitees or employees. Such parking spaces shall be provided free of charge unless Landlord charges its own guests, customers, invitees or employees for such parking, in which event Tenant shall pay for each such parking space at the rates charged to the public. Tenant agrees and acknowledges that such parking spaces are unassigned and included within the no less than 1500 unassigned parking spaces to be included within the Parking Facilities.

     TENANT ACKNOWLEDGES AND AGREES THAT ITS OCCUPANCY OF THE PREMISES SHALL BE DEEMED TO MEAN THAT TENANT HAS AGREED AS FOLLOWS: SUBJECT TO THE MAINTENANCE OBLIGATIONS OF LANDLORD SET FORTH IN ARTICLE IX HEREOF, TENANT HAS INSPECTED THE PREMISES AND HAS ACCEPTED THE PREMISES "AS-IS", "WHERE-IS", IN THEIR EXISTING CONDITION, ACKNOWLEDGES THAT THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, AND HEREBY RENOUNCES AND WAIVES ALL REPRESENTATIONS AND WARRANTIES ON THE PART OF LANDLORD, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE PREMISES OR ITS FITNESS FOR A PARTICULAR PURPOSE, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES THAT THE PREMISES ARE FREE OF VICES, DEFECTS OR DEFICIENCIES, WHETHER LATENT, HIDDEN OR APPARENT, AND ALL WARRANTIES WITH RESPECT TO THE CONDITION OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES, IF ANY, THAT THE PREMISES ARE FREE OF ENVIRONMENTAL POLLUTION OR DEFECTS, ITS FITNESS FOR A PARTICULAR PURPOSE OR ITS FREEDOM FROM DEFECTS OR DEFICIENCIES AND ALL OTHER WARRANTIES THAT ARE SET FORTH UNDER LA. CIV. CODE ARTS. 2692-2695, AND LANDLORD HEREBY DISCLAIMS ALL SUCH WARRANTIES. TENANT AGREES THAT LANDLORD WILL HAVE NO OBLIGATION TO MAKE ANY IMPROVEMENTS TO THE PREMISES OR, SUBJECT TO THE MAINTENANCE OBLIGATIONS SET FORTH IN ARTICLE IX HEREOF, TO MAINTAIN, REPAIR OR OTHERWISE UNDERTAKE ANY ACTIVITIES WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT THE FOREGOING WAIVERS HAVE BEEN BROUGHT TO THE ATTENTION OF TENANT AND EXPLAINED IN DETAIL TO IT AND THAT TENANT HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THE FOREGOING WAIVERS.

                                     __________________
                                     Tenant's Initials

     The Premises are leased subject to the existing state of title. Landlord shall not have any liability whatsoever in respect of or arising out of the construction or condition of the Premises. Notwithstanding the foregoing, upon the request of Tenant, Landlord shall assign to Tenant, on a non-exclusive basis, all construction and manufacturer warranties, if any, related to the Landlord's work performed in the Premises, if any, prior to Tenant's occupancy thereof (to the extent such warranties are assignable on a non-exclusive basis). Landlord represents and warrants that as of the date this Lease is executed by Landlord, Landlord has a leasehold interest in the Premises subject to the existing state of title, and that Landlord has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein, and to grant the leasehold estate herein demised, with no other person needing to join in the execution hereof in order for this Lease to be binding on Landlord. In the event the Premises are not ready for tenant improvements on or before December 31, 2001, this Lease shall automatically terminate and the parties hereto shall have no further rights or obligations hereunder other than those rights or obligations accruing prior to such termination and those pursuant to which the express terms of this Lease survive the termination or expiration hereof. Additionally, in the event Landlord is unable to obtain the Financing on or before January 1, 2000, either party may, upon written notice to the other party, terminate this Lease. Thereafter, neither party shall have any rights or obligations under this Lease except rights or obligations accruing prior to the date of termination of this Lease and those which by the express terms of this Lease survive the termination or expiration hereof.

                                   ARTICLE IV

                                      RENT

          4.1 Minimum Guaranteed Rental and Percentage Rental (herein, together and collectively with any additional rent and other amounts payable by Tenant to Landlord hereunder, the "Rent") shall accrue from the Commencement Date, and shall be payable to Landlord at Landlord's principal address c/o HWCC-Louisiana, Inc., Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240, or, at Landlord's option, in the Parish where the Premises are located, and shall be payable without demand, presentment or notice (except as may be otherwise expressly provided herein to the contrary). All amounts and obligations that Tenant is required to pay or perform pursuant to this Lease, together with every penalty and interest that may be added for non-payment, non-performance or late payment thereof (as set forth in Section 4.9 hereof), shall constitute Rent under this Lease. Time is of the essence with respect to payment and performance of Tenant's obligations hereunder.

          4.2 Tenant shall pay to Landlord Minimum Guaranteed Rental in monthly installments in the amounts specified in Section 1.1(j) of this Lease. The first such monthly installment shall be due and payable on or before the last day of the month in which the Commencement Date occurs, and subsequent installments shall be due and payable on or before the last day of each succeeding calendar month during the Lease Term; provided that if the Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before the last day of such month as Minimum Guaranteed Rental for such calendar month a sum equal to that proportion of the Minimum Guaranteed Rental specified for the first full calendar month as herein provided, which the number of days from the Commencement Date to the end of the calendar month during which the Commencement Date shall fall bears to the total number of days in such month.

          4.3 In addition to the Minimum Guaranteed Rental, Tenant shall also pay to Landlord, for each calendar year during the Lease Term, Percentage Rental determined according to Section 1.1(l) of this Lease. Percentage Rental shall be paid in quarterly or monthly installments (as the case may be) as follows: On or before the 25th day of each April and October during the Lease Term, Tenant shall pay to Landlord a sum of money equal to the Percentage Rental made in or from the Premises during the previous three (3) months, as the case may be. In addition, on or before the 25th day of each May, June, July, November, December and January, Tenant shall pay to Landlord a sum of money equal to the Percentage Rental made in or from the Premises during the previous calendar month. In the event that the total of the quarterly or monthly payments (as the case may be) of Percentage Rental for any calendar year is not equal to the annual Percentage Rental computed on the amount of Net Cash Flow for such calendar year in accordance with the Section 1.1(1), then Tenant shall pay to Landlord any deficiency or Landlord shall refund to Tenant any overpayment, as the case may be, within ninety (90) days after the end of such calendar year. In no event shall the Rent to be paid by Tenant and retained by Landlord for any calendar year be less that the annual Minimum Guaranteed Rental specified in this Lease.

          4.4 In the event that either the Commencement Date is a date other than January 1st, or the termination date of this Lease is a date other than December 31st, Percentage Rental for any fractional part of a calendar year following the Commencement Date or preceding the termination date, as the case may be, shall be prorated to account for the partial calendar year as set forth in Section 1.1(1). Upon the termination of this Lease, Tenant shall make a payment of Percentage Rental for the final month or partial calendar month of the Lease Term determined in accordance with (and subject to) the provisions of the third sentence of Section 4.3 above.

          4.5 The term "Gross Sales" as used in Section 4.3 and elsewhere in this Lease shall be construed to include the entire amount of the sales price, whether for cash or otherwise (including the full purchase price of purchases in whole or in part by means of gift certificates, advertising certificates or trade-ins), of all sales of food and drink items, merchandise and services, and other receipts whatsoever, of all business conducted in or from the

Premises, including, by way of illustration (but in no way limited to), mail or telephone orders received or filled at the Premises, catering orders received at or filled from the Premises, "layaways" and other deposits (offset by such sums refunded to customers), orders taken (although such orders may be filled elsewhere), sales to employees, sales through vending machines, electronic games or other devices, and sales by any Subtenant, concessionaire, licensee or otherwise (as well as licensee fees, franchise fees and similar fees) in or from the Premises. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which the sale was made, regardless of the time when Tenant or any Subtenant, as applicable, receives payment from its customer. No deduction shall be allowed for uncollected or uncollectible credit accounts. Gross Sales shall not include, however, any sums collected and paid out for any sales or excise tax imposed by any duly constituted governmental authority, nor the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund made upon any sale when the merchandise, food, beverages, or service sold, or some part thereof, is thereafter returned by a customer and accepted by Tenant or any Subtenant, as applicable, nor the receipts from sales not made in the ordinary course of business of furniture, trade fixtures or equipment, nor shift meals or meals served to an employee while on duty or meals served to employees at a discount.

          4.6 It is understood that Minimum Guaranteed Rental is payable on or before the last day of each calendar month (in accordance with Section 4.2 above) and Percentage Rental is payable as set out in Section 4.3 above, without offset or deduction of any nature.

          4.7 If Tenant fails for two consecutive months to make Rent payments within ten days of the date due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any late charge or interest accruing pursuant to Section 4.9, as well as any other rights and remedies accruing pursuant to Article XX or Article XXI below, or any other provision of this Lease or at law), that Minimum Guaranteed Rentals be paid quarterly in advance instead of monthly in arrears and that all future Rent payments are to be made on or before the due date by cash, cashier's check, or money order and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of Rent as provided in this Lease. Any acceptance of a Rent payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights.

          4.8 Tenant shall pay its obligations under Article VI (which shall initially be as set forth in Section 4.2 hereof) on the last day of each month without notice or demand. If subsequently notified by Landlord of any change in such monthly amount (which Landlord may do from time to time), Tenant shall then pay such new amount each month without notice or demand.

          4.9 In the event any Rent (including, but not limited to, Minimum Guaranteed Rental, Percentage Rental or any other obligations of Tenant constituting Rent hereunder) is not received within 10 days after its due date for any reason whatsoever, then in addition to the past due amount, Tenant shall pay to Landlord one of the following (the choice to be at the sole option of Landlord unless one of the choices is illegal under applicable law, in which event the other alternative will automatically be deemed to have been selected):
(a) a late charge in an amount equal to ten percent (10%) of the Rent then due, in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on the Rent due at the maximum contractual rate which could legally be charged in the event of a loan of such Rent to Tenant (but in no event to exceed 1 1/2% per month), such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the Rent due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest payment shall be payable as additional Rent under this Lease, shall not be considered as a deduction from Percentage Rental or any other Rent, and shall be payable immediately on demand.

          4.10 Management Fee. As used herein, the term "Management Fee" shall be defined as a fee, in consideration of Tenant's management of the Premises, equal to five (5%) percent of all rent derived and received by Tenant from any and all Subtenants of the Premises.

          4.11 Special Allocation. As used herein, the term "Special Allocation" shall be defined as an allocation of $51,083.33 per month.

                                   ARTICLE V

                SALES REPORTS, RECORDS AND FINANCIAL STATEMENTS

          5.1 On or before the 25th day of each calendar month during the Lease Term, Tenant shall cause to be delivered to Landlord, at the place where Rent is then payable, a certified statement of Gross Sales (of Tenant and all Subtenants) made from the Premises during the preceding calendar month. In addition, within ninety days after the expiration of each calendar year and within sixty days after the termination of this Lease if this Lease should not terminate at the end of a calendar year, Tenant shall prepare and deliver to Landlord, at the place where Rent is then payable, statements of Gross Sales (of Tenant and all Subtenants) made from the Premises during the preceding calendar year (or partial calendar year), certified to be correct by the chief financial officer of Tenant or an independent certified public accountant. All such statements shall be in such form as the Landlord may reasonably require and, if requested by Landlord, Tenant also shall provide to Landlord copies of sales reports submitted by Tenant and all Subtenants to the applicable governmental authority to whom sales reports must be furnished for sales tax purposes.
Tenant acknowledges Landlord's need for prompt, accurate sales records, inasmuch as those records not only form the basis for Percentage Rental, but also enable Landlord to monitor the success of the Premises. Tenant also acknowledges that its failure to submit statements of Gross Sales as required above will result in additional (although not readily ascertainable) expenses to Landlord. Tenant therefore agrees that if it does not deliver to Landlord a statement of Gross Sales (of Tenant and all Subtenants) within ten (10) days following delivery to Tenant of a written demand from Landlord, then notwithstanding anything to the contrary contained elsewhere in this Lease, the Minimum Guaranteed Rental for the particular month during which the aforesaid statements were due and for each month thereafter (until such statements are delivered) shall automatically be doubled. In addition, if Tenant fails for two consecutive calendar months to deliver statements of Gross Sales within the times specified in the first two sentences of this Section 5.1, then for the remainder of the Lease Term the prerequisite of a written demand from Landlord shall cease and thereafter the Minimum Guaranteed Rental increase provided for in the immediately preceding sentence shall be applicable for any calendar month in which the required statement of Gross Sales is not delivered to Landlord within ten (10) days following the prescribed due date. The rights of Landlord under this Section
5.1 are cumulative with the rights prescribed in Section 5.3, Article XX and elsewhere in this Lease, at law or in equity.

          5.2 Tenant shall keep in the Premises, and at Tenant's home office in Memphis, TN, a permanent, accurate set of books and records of Net Cash Flow and of all Gross Sales, including, without limitation, sales of merchandise and other revenue, derived from the businesses of Tenant and all Subtenants conducted in the Premises, and all supporting records such as tax reports and banking records. All such books and records shall be retained and preserved for at least twenty-four months after the end of the calendar year to which they relate, and shall be subject to inspection and audit by Landlord and its agents at all reasonable times.

          5.3 In the event Tenant fails to deliver statements of Net Cash Flow and of Gross Sales for two consecutive months or in the event that Landlord is not satisfied with the statements of Gross Sales or of Net Cash Flow submitted by Tenant, Landlord shall be entitled to have its auditors make a special audit of all books and records, wherever located, pertaining to Gross Sales made in or from the Premises and Net Cash Flow. If Tenant's statements of Gross Sales or of Net Cash Flow are found to be incorrect to an extent of more than two percent (2%) below the figures reflected in an audit of Gross Sales or of Net Cash Flow, or if Tenant has failed to deliver such statements timely, Tenant shall pay for such audit. In addition, Tenant shall promptly pay to Landlord any deficiency which is established by such audit.

          5.4 Landlord shall use reasonable efforts to keep confidential all sales reports, records and financial statements supplied by Tenant; provided, Landlord shall have the right to reveal such information to mortgagees, prospective purchasers or lessees, any and all regulatory agencies, including, but not limited to, the Louisiana

Gaming Control Board and the Louisiana State Police, Landlord's own managerial and administrative staff and as may otherwise be required by law. Landlord shall have no liability whatsoever, including, but not limited to, consequential damages, to Tenant or any Subtenant, or their businesses, as a result of any breach of the foregoing covenant for whatever cause or reason.


                                   ARTICLE VI

                    TENANT'S RESPONSIBILITY FOR TAXES, OTHER
                   REAL ESTATE CHARGES AND INSURANCE EXPENSES

          6.1 Tenant shall be liable for all personal property, inventory and other taxes levied against personal property and trade fixtures placed by Tenant or any Subtenant in the Premises. If (i) any such taxes are levied against Landlord, Landlord's property or Landlord's leasehold interest in the Premises and (ii)(x) if Landlord elects to pay the same or (y) if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant or any Subtenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

          6.2 During the Lease Term, Tenant also shall be liable for, and shall pay to Landlord, Tenant's Proportionate Share (as defined below) of all Real Estate Charges (as defined below) and Insurance Expenses (as defined below) related to the Premises, as additional Rent hereunder. Tenant's obligations under this Section 6.2 shall be prorated during any partial calendar year (i.e. the first year and the last year of the Lease Term). "Tenant's Proportionate Share" shall be a fraction, as reasonably determined by Landlord, the numerator of which shall be the total floor area in the Premises and the denominator of which shall be the total leasable floor area of the Shoreside Complex (as defined in the Ground Lease) at the time when the respective charge was incurred (excluding, however, areas for which any such Real Estate Charge or Insurance Expense is paid by a party or parties other than Landlord). "Real Estate Charges" shall include ad valorem taxes, general and special assessments, parking surcharges, taxes or excises on rents, taxes and charges for governmental services (such as street maintenance or fire protection), and any tax or charge which replaces any such above described Real Estate Charges; provided, however, that Real Estate Charges shall not be deemed to include any franchise, estate, inheritance or general income tax. "Insurance Expenses" shall include all premiums and other expenses incurred by Landlord for liability insurance and fire and extended coverage property insurance (plus whatever endorsements or special coverages Landlord, in Landlord's sole discretion, may consider appropriate).

          6.3 Landlord and Tenant shall attempt to obtain separate assessments for Tenant's obligations pursuant to Section 6.1 and, with respect to Section 6.2, for as much of the Real Estate Charges as are readily susceptible of separate assessment. To the extent of a separate assessment, Tenant agrees to pay such assessment before it becomes delinquent and to keep the Premises free from any lien or attachment. This covenant of Tenant shall survive the termination or expiration of the Lease Term. With regard to the calendar year during which the Lease Term expires, Landlord, at its option, either may bill Tenant when the charges become payable or may charge the Tenant an estimate of Tenant's Proportionate Share of such charges (based upon information available for the current year plus, if current year information is not adequate in itself, information relating to the immediately preceding year).

          6.4 If at any time during the Lease Term, Landlord has reason to believe that at some time within the immediately succeeding twelve (12) month period Tenant will owe Landlord an additional payment pursuant to one or more of the preceding sections of this Article VI, Landlord may direct that Tenant prepay monthly a pro rata portion of the prospective future payment (i.e. the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any prepayment directed by Landlord shall be due and payable monthly on the same date that Minimum Guaranteed Rental is due, without further notice or demand, as additional Rent hereunder.

          6.5 Tenant shall have the right (unless Landlord shall in good faith agree to contest, at Tenant's sole expense, such tax imposition) to contest or resist, in good faith, diligently and by appropriate proceedings, the validity of the amount or rate of any tax or Real Estate Charge or any increase or proposed increase of any tax or Real Estate Charge, all at Tenant's sole expense. If Landlord shall agree to contest such tax or Real Estate Charge, Landlord shall do so at Tenant's expense (the cost of which contest, if involving property of Landlord in addition to the Premises, shall be allocated by Landlord to Tenant on a reasonable and equitable basis) and Tenant shall have the right to monitor Landlord's contest thereof. If Landlord elects not to contest such tax or Real Estate Charge or, having elected to contest such tax or Real Estate Charge, fails to contest such tax or Real Estate Charge diligently and in good faith and such failure continues uncured beyond a reasonable time following written notice from Tenant to Landlord, Tenant shall have the right to itself contest such tax or Real Estate Charge. It shall be a condition precedent to Tenant's right to contest any such tax or Real Estate Charge that Tenant provide Landlord with security (in a form (i) reasonably acceptable to Landlord and (ii) acceptable to Landlord's mortgagee, if any) in an amount reasonably necessary to assure full payment of such tax or Real Estate Charge being contested, together with all penalties, fines and interest and other fees and amounts that could be collected by the taxing authority in case the contest is unsuccessful (but in any event not less than the amount required by Landlord's mortgagee in connection with the contest of taxes or Real Estate Charges). Tenant shall in all events pay all such contested taxes or Real Estate Charges (together with all penalties, fines, interest and such other fees and amounts) at least 30 days prior to the date on which the Premises (or any portion thereof) would be subject to foreclosure on account of nonpayment thereof. Tenant shall, and does hereby, indemnify and hold harmless Landlord and its partners and their respective officers, directors, shareholders, members, employees and agents from and against any and all expenses, liabilities and claims (including but not limited to attorneys' fees and litigation expenses) incurred by or asserted against Landlord or the Premises arising as a result of any such contest by Tenant. Landlord and Tenant agree to reasonably cooperate with one another in connection with all contests of taxes or Real Estate Charges under this Lease.


                                  ARTICLE VII

                                  COMMON AREAS

          7.1 Tenant acknowledges and agrees that patrons and customers of the Premises and of the riverboat gaming project of Landlord each will use the Texas Street Bridge Property (as defined in Section 26.21 hereof) for various purposes. Landlord, in its sole discretion, may provide security personnel and other security measures, as Landlord, in its sole discretion, deems necessary or desirable for the protection of the aforesaid patrons and customers. Tenant agrees to reimburse Landlord from time to time, upon the receipt by Tenant of invoices from Landlord, as additional Rent hereunder, for a proportionate share, as determined by Landlord in its reasonable opinion, of the costs and expenses incurred by Landlord in providing security personnel and other security measures for the Texas Street Bridge Property. Notwithstanding the foregoing, under no circumstances shall Landlord be liable to Tenant, any Subtenant, any customer of Tenant or Subtenant, or any other person or entity for breaches of security, including, without limitation, thefts, assaults or other crimes, occurring on or about the Texas Street Bridge Property.


                                  ARTICLE VIII

                            USE AND CARE OF PREMISES

          8.1 Tenant shall operate and maintain the Premises in an efficient, high class and reputable manner so as to produce, and cause the production of, the maximum amount of Gross Sales from the Premises. Tenant shall not at any time leave the Premises vacant, but shall in good faith continuously throughout the Lease Term conduct and operate, and cause the conduct and operation of, in the entire Premises the types of businesses for which the Premises are leased.

          8.2 The Premises may be used only for the purpose or purposes specified in Section 1.1(n) above and for no other purpose without the prior written consent of Landlord. Landlord agrees, however, that it will not withhold consent in an unreasonable and arbitrary manner (as further explained in Section 26.4 of this Lease).

          8.3 Neither Tenant nor any Subtenant shall, without Landlord's prior written consent, keep anything within the Premises or use the Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Premises or other parts of the Shoreside Complex (as defined in the Ground Lease). All property kept, stored or maintained within the Premises by Tenant or any Subtenant shall be at such party's sole risk.

          8.4 Neither Tenant nor any Subtenant shall conduct within the Premises any bankruptcy, "going-out-of-business", "lost-our-lease" or similar sale nor shall Tenant or any Subtenant operate within the Premises a "wholesale" or "factory outlet" store, a cooperative store, a "second hand" store, a "surplus" store or a store commonly referred to as a "discount house." Tenant or its Subtenants may, however, conduct within the Premises fire sales or auctions, but only with the prior written consent of Landlord. The purpose for this restriction is the maintenance of a first-class shopping center image, not price regulation. Therefore, Landlord agrees that items may be sold, and on occasion be advertised as being sold, at discounted prices as long as Tenant and its Subtenant, as applicable, comply with all applicable laws and maintain an image consistent with a first-class shopping center.

          8.5 Neither Tenant nor any Subtenant shall: permit any objectionable noises or odors to emanate from the Premises, take or permit any other action which would constitute a nuisance, permit any unlawful or immoral practice to be carried on or committed on the Premises, or do anything which would tend to injure the reputation of the Premises. Neither Tenant nor any Subtenant shall, without Landlord's consent, place or permit radio, television, loudspeaker, amplifier, satellite dish, or other equipment, fixtures or improvements, on the roof or outside the Premises or where the same can be seen or heard from outside the building within which the Premises are located, or place any antenna, equipment or other projection on the exterior of the Premises, except for music set at reasonable volume levels in the patio areas of Subtenants' spaces, said volume levels to be subject to the approval of Landlord (which shall not be unreasonably withheld). Tenant shall not do, nor shall it cause or permit any of its Subtenants, agents, representatives, employees or customers to do, any act or thing that would damage or injure any part of the Premises or any persons or property located on or about the Premises.

          8.6 Tenant shall, and shall cause all Subtenants to, take good care of the Premises and keep the same free from waste at all times. Neither Tenant nor any Subtenant shall overload the floors in the Premises or deface or injure the Premises. Tenant shall keep the Premises, and all sidewalks, service-ways, loading areas and other common areas adjacent to the Premises, neat, clean and free from dirt, rubbish, ice and snow at all times. Tenant shall store, and cause the storage of, all trash and garbage within the Premises, or in a trash dumpster or similar container reasonably approved by Landlord as to type, location and screening, and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant's expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged, and Tenant shall pay, an equitable portion of the total of charges to all tenants using the service, with such charge being based upon the market price paid by Landlord without markup). Receipt and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and from areas reasonably prescribed by Landlord. Neither Tenant nor any Subtenant shall operate an incinerator or burn trash or garbage within the Premises or in the vicinity thereof. Tenant shall not dispose, or allow disposal, of any substances into the storm or sanitary sewers that would be unlawful, would injure or clog such lines or would subject Landlord to liability or expense.

          8.7 Tenant and all Subtenants shall maintain all display windows in a neat, attractive condition and keep all display windows, exterior electric signs and exterior lighting under any canopy in front of the Premises lighted from dusk until 11:00 p.m. every day, including Sundays and holidays (or any other times reasonably established by Landlord for the Premises). All signs, lighting and canopies shall be subject to the written approval of Landlord before their attachment or implementation into the Premises, such approval not to be unreasonably withheld.

          8.8 Tenant and each Subtenant shall procure, at their sole cost and expense, all permits and licenses required for their transaction of business in the Premises and each shall otherwise comply with all applicable laws, ordinances and governmental regulations. In addition, if the nature of Tenant's or any Subtenant's business makes it advisable for Tenant or a Subtenant to take any extra precautions (for example, in the case of a business which is affected by so-called "dram shop" laws, Tenant's or a Subtenant's compliance with all "dram shop" educational programs and procedures), Tenant or such Subtenant shall take all such extra precautions as may be prudent, required or desirable. At Landlord's request, Tenant shall deliver to Landlord copies of all such permits and licenses and proof of Tenant's and each Subtenant's compliance with all such laws, ordinances, governmental regulations and extra precautions.


                                   ARTICLE IX

                       MAINTENANCE AND REPAIR OF PREMISES

          9.1 Landlord shall keep the foundation, the exterior walls (except plate glass, windows, doors, door closure devices and other exterior openings, window and door frames, molding, special store fronts, lighting, plumbing and other electrical, mechanical and electrical installations, equipment and fixtures, signs, placards, decorations or other advertising media of any type, and interior painting or other treatment of exterior walls) and roof of the Premises in good repair. Landlord, however, shall not be required to make any repairs occasioned by the acts or negligence of Tenant, its agents, employees, Subtenants, licensees, customers or concessionaires, and the provisions of the previous sentence are expressly recognized to be subject to the provisions of
Article XV and Article XVI of this Lease. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord, and Landlord shall not be responsible in any way for its failure to make any such repairs until a reasonable time shall have elapsed after receipt by Landlord of such written notice. In the event that a situation arises because of a need for repair to any part of the Premises for which Landlord would otherwise be responsible that poses a threat of death or injury to any person thereon, Tenant may make the necessary repairs, but only to the extent necessary to avoid said death or injury, and after said repairs are made, Tenant shall immediately notify Landlord of the situation, at which time Landlord shall complete said repairs and reimburse Tenant as necessary.

          9.2 Tenant shall keep, and cause all Subtenants to keep, the Premises in good, clean and habitable condition and shall, at its sole cost and expense, keep the Premises free of insects, rodents, vermin and other pests. Tenant, at its expense, shall make all necessary or desirable repairs and replacements to the Premises, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under the provisions of
Section 9.1, Article XV and Article XVI. Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities include the repair and replacement of all lighting, plumbing and other electrical and mechanical installations, equipment and fixtures and also include all repairs to ducts, conduits, pipes and wiring, and any sewer stoppage located in, under or above the Premises, as well as in, under or above any area outside the Premises if caused by the act, omission or negligence of Tenant, its agents, Subtenants, contractors, licensees, customers or concessionaires (with any such repairs and replacements outside the Premises to be made by Landlord at Tenant's cost). If any repairs required to be made by Tenant hereunder are not made within ten days (or within a shorter period designated by Landlord in a notice to Tenant if Landlord determines, in its sole discretion, that such shorter period is necessary or desirable for reasons of safety, compliance with applicable laws or the benefit or convenience of other tenants or users of the Premises) after written notice delivered to Tenant by Landlord, Landlord may, at its option, make such repairs without liability to Tenant or any Subtenant for any loss or damage to the property or business of Tenant or any Subtenant by reason of such repairs. Tenant shall pay to Landlord, upon demand, as additional Rent hereunder, the cost of such repairs, together with interest at the maximum contractual rate which could legally be charged in the event of a loan of such payment to Tenant (but in no event to exceed 1 1/2% per month), such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, reasonable wear and tear and losses required to be restored by Landlord pursuant to Section 9.1, Article XV and Article XVI of this Lease excepted.

          9.3 Landlord, at the expense of Tenant, covenants and agrees to employ a suitable contractor to perform routine maintenance on the air-conditioning system serving the Premises, including, but not limited to, timely (at least monthly) changing of filters, adjustment and inspection of air handling mechanism and control equipment, and inspection, maintenance and performance of necessary lubrication, testing and other such normal maintenance procedures. Tenant shall reimburse Landlord, upon demand, as additional Rent hereunder, for all costs and expenses incurred by Landlord in connection with such maintenance. Nothing contained in this Article shall be deemed to be a guarantee by the Landlord of the performance or responsibility of any contractor engaged by Landlord as herein provided, and Tenant hereby waives all claims for damages to persons or property sustained by Tenant, any Subtenant or any person claiming by through or under Tenant or any Subtenant resulting from or in any way concerned with Landlord's employment of a contractor pursuant to the provisions of this Section 9.3. So long as Landlord causes the required maintenance procedure on such air-conditioning system to be performed, Tenant shall be responsible for the cost of replacing all duct work, motors and condenser coils within such system. Landlord shall have no responsibility for any replacement of the aforesaid air-conditioning system or any components thereto beyond that set forth in this Section 9.3. Tenant shall have the right to inspect the air-conditioning system serving the Premises and any records of maintenance performed on such air-conditioning system at any time during the Lease Term. Should Tenant, in its reasonable discretion after written notice to Landlord and the lapse of a reasonable period of time for Landlord to correct the then existing situation, determine that such servicing has been inadequate to protect the integrity of such air-conditioning system or that the requisite maintenance contract is not in full force and effect, Tenant shall have the right, but not the obligation, to perform such maintenance, or contract on behalf of Landlord for the performance of such maintenance, as Tenant shall, in its reasonable judgment, deem appropriate, and Landlord agrees to permit Tenant to offset against Rent owing hereunder, any and all reasonable costs incurred by Tenant with respect thereto. Tenant will be reasonable in the exercise of its rights under this Section and shall first afford Landlord written notice and a reasonable period of time to address the situation itself before Tenant exercises any right under this Section.


                                   ARTICLE X

                          ALTERATIONS AND IMPROVEMENTS

          10.1 Neither Tenant nor any Subtenants shall make or add any permanent or non-movable alterations, additions, improvements, fixtures or equipment to the Premises without the prior written consent of Landlord, except for the installation of unattached, readily movable trade fixtures which may be installed in the Premises without drilling, cutting or otherwise defacing the Premises. All alterations, additions, improvements, equipment and fixtures (including, without limitation, all floor coverings, wallcoverings, baseboards, doors, door fixtures, windows, walls, electrical wiring and switches, lights, plumbing, bathroom equipment, and all heating and air conditioning equipment, but excluding Tenant's unattached, readily movable furniture and office equipment) which may be made or installed upon the Premises by Landlord, Tenant, any Subtenant or any other person or entity shall remain upon and be surrendered with the Premises, without compensation therefor to Tenant, any Subtenant or any other person or entity, and become the property of Landlord at the termination of this Lease or Tenant's rights of possession under this Lease, unless Landlord requests their removal, in which event Tenant shall remove the same and restore the Premises (or other area where such property may be located) to their original condition at Tenant's expense. Notwithstanding the foregoing, Tenant may remove, so long as it restores the Premises to the condition existing prior to their installation, any light fixtures, furniture, kitchen equipment, security equipment or fire detection equipment. Tenant promptly shall repair all damage to the

Premises resulting from any removal of property. This covenant shall survive any expiration or termination of this Lease.

          10.2 All construction work done by or on behalf of Tenant or any Subtenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress on the Shoreside Complex (as defined in the Ground Lease) and with the transaction of business relating thereto. Tenant agrees to, and does hereby, indemnify and hold Landlord and its partners and their respective officers, directors, members, shareholders, employees and agents harmless from and against all losses, liabilities and damages (including attorneys' fees and litigation expenses) resulting from such work, and Tenant shall, if requested by Landlord, furnish bonds or other security satisfactory to Landlord against such loss, liability or damage. Tenant shall promptly pay each of its contractors, subcontractors and suppliers as may be necessary to prevent the imposition or assertion of any mechanic's, laborer's or materialman's lien on any of the Premises or Tenant's or Landlord's leasehold interest therein. Nothing herein contained shall be construed as constituting the consent or request of Landlord that any contractor, subcontractor or supplier provide any labor, service or material for any construction, repair or demolition in, of or to any of the Premises. Landlord is not, and shall not be, liable for any labor, services or materials furnished or to be furnished to Tenant or any Subtenant, and no mechanic's, laborer's, materialman's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in any of the Premises. Tenant shall reimburse Landlord, on demand, for Landlord's costs incurred in complying with any laws or regulations applicable to any construction, repair or demolition by or for Tenant.

          10.3 In the event that Landlord elects to remodel or repair all or any portion of the Premises, or modify or reconfigure any portions of the Premises, Tenant will cooperate with such remodeling, repair, modification or reconfiguration, including, without limitation, Tenant's tolerating temporary inconveniences (and even the temporary removal of Tenant's signs in order to facilitate such remodeling, repair, modification or reconfiguration as it may relate to the exterior of the Premises), provided, in the event any election to reconfigure portions of the Premises results in a displacement of Subtenants and such Subtenants incur out-of-pocket costs as a result of such displacement, Landlord will reimburse such Subtenants for reasonable, actual out-of-pocket costs incurred as a result of such displacement upon receipt of the original invoices therefor.

          10.4 In the event Tenant or any Subtenant uses a general contractor to perform construction work within the Premises, Tenant shall, prior to the commencement of such work, require said general contractor to execute and deliver to Landlord a waiver and release of any and all claims against Landlord and liens against the Premises to which such contractor might at any time be entitled. The delivery of the waiver and release of lien within the time period set forth above shall be a condition precedent to the ability of Tenant or any Subtenant to enter on and begin its construction work at the Premises and, if applicable, to any reimbursement from Landlord for its construction work.

          10.5  Construction of Improvements.

          A. Tenant, at Tenant's sole cost, risk and expense, shall construct, erect and complete, and/or cause each of its Subtenants to construct, erect and complete, improvements approved by Landlord in accordance with this Section 10.5(A) (the "Improvements") upon and within the Premises. The Improvements shall be constructed by, or at the direction of, Tenant or its Subtenants in a good and workmanlike manner and in compliance with all applicable building codes, zoning ordinances and other regulations. The Improvements shall be constructed by Tenant or its Subtenants on the Premises substantially in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld or delayed. The approval process for the Improvements shall be as follows:

     1. Tenant shall submit preliminary plans and specifications for the Improvements to be constructed, erected and completed by it and/or its Subtenants to Landlord;

     2. Landlord shall have fifteen (15) days after receipt of such preliminary plans and specifications to approve or disapprove of same, and such preliminary plans and specifications shall be deemed approved if Landlord fails to respond in writing to Tenant prior to the expiration of said fifteen (15) day period;

     3. Tenant, within sixty (60) days after Landlord's approval or deemed approval of the preliminary plans and specifications for the Improvements, shall complete and submit to Landlord final plans and specifications, which plans and specifications must be in substantial conformity to the preliminary plans and specifications approved or deemed approved by Landlord;

     4. Landlord shall have thirty (30) days after its receipt of such final plans and specifications to approve or disapprove of same, and such final plans and specifications shall be deemed approved if Landlord fails to respond in writing to Tenant prior to the expiration of said thirty (30) day period;

     5. Tenant, after approval or deemed approval of the final plans and specifications, may commence construction of the Improvements shown in the approved (or deemed approved) final plans and specifications.

          B. After commencement of construction of the Improvements, Tenant covenants and agrees to complete, or cause its Subtenants to complete, as applicable, construction of the Improvements with reasonable diligence, subject to the provisions of this Section 10.5 and in conformity with the approved final plans and specifications therefor. Tenant may thereafter alter, renovate, reconfigure and/or replace the Improvements, or authorize its Subtenants to alter, renovate, reconfigure and/or replace the Improvements, and build new improvements subject to the approval process set forth in this Section 10.5; provided, however, Landlord's approval shall not be required for any Improvements of Tenant or any Subtenant totaling no more than $40,000, individually or in the aggregate, that do not alter the "storefront" or exterior of the Premises. When available, Tenant shall furnish to Landlord a full set of as-built plans and specifications for the Improvements. Notwithstanding anything herein contained to the contrary, if any Improvements (as approved by Landlord) require the alteration, removal or replacement of any part of the Premises, such alteration, removal or replacement shall be undertaken by Landlord at the sole cost and expense of Tenant or its Subtenants.

          C. Title to the Improvements, and any modifications, additions, restorations, repairs and replacements thereto placed or constructed by or for Tenant or any Subtenant upon the Premises, shall be in Tenant or its successors and assigns until the expiration of the Lease Term; provided, however, that (i) the terms and provisions of this Lease shall apply to the Improvements and (ii) the Improvements (other than furnishings, machinery, equipment, signage, trade fixtures and other movable personal property installed by or for Tenant or any Subtenant from time to time) shall be surrendered to and become the absolute property of Landlord upon the expiration or earlier termination of the Lease Term without any compensation owing to Tenant, any Subtenant or any other person or entity therefor.

          D. It is expressly acknowledged and understood that Landlord does not consent, and has not by the execution and delivery of this Lease consented, to the imposition by any party whomsoever of any lien upon Landlord's interest in the Premises. Tenant covenants and agrees that all Improvements at any time constructed upon the Premises will be completed free and clear of all liens and claims of contractors, subcontractors, mechanics, laborers, materialmen and other claimants unless Tenant is contesting the imposition of such lien or claim in good faith and has furnished Landlord with indemnity reasonably satisfactory to Landlord against any loss by reason of such contest. Tenant further agrees to, and does hereby, protect, indemnify, defend and hold harmless Landlord and its partners and their respective officers, directors, members, shareholders, employees and agents from and against all bills, claims, liens and rights to liens for labor and materials, architects, contractors and subcontractors claims, and fees, claims and expenses incident to the construction and completion of any Improvements.

          E. Landlord has no construction obligations under this Lease other than that which is expressly set forth in Section 3.1 hereof.


                                   ARTICLE XI

                           LANDLORD'S RIGHT OF ACCESS

          11.1 Landlord shall have the right to enter upon the Premises or any part thereof at any time for the purpose of inspecting or making repairs to the Premises, or, subject to the provisions of this Lease, making repairs, alterations or additions to adjacent premises, or showing the Premises to prospective purchasers, lessees or lenders.

          11.2 Use of the roof above the Premises is reserved to Landlord and same is not a part of the Premises.


                                  ARTICLE XII

                                   UTILITIES

          12.1 Landlord agrees to cause to be provided connections for the supply of water, gas, electrical power, CATV, telephone service and sewerage service at the boundary of the Premises (at locations reasonably determined by Landlord).

          12.2 Tenant, at its sole cost and expense, shall promptly pay all charges for electricity, water, gas, telephone service, CATV, sewerage service and other utilities furnished to the Premises or any part thereof. Landlord may, if it so elects, furnish one or more utility services to Tenant and, in such event, Tenant shall purchase such services as are tendered by Landlord and shall pay, on demand, as additional Rent, the rates established therefor by Landlord, which rates shall not exceed the rates which would be charged for the same services if furnished directly by local public utility companies. Landlord may at any time discontinue furnishing any such service without obligation to Tenant other than to provide connections at the boundary of the Premises for the public utility, if any, furnishing such service. If Landlord elects to provide any utility service to Tenant, Landlord shall use commercially reasonable efforts to minimize and promptly cure all interruptions of such utility service reasonably within Landlord's control (except for interruptions due to Tenant's default under this Lease). Notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to take such steps as are reasonably within Landlord's control to cure an interruption of utility services provided by Landlord within twenty-four (24) hours after such interruption occurs, Tenant may (but shall not be obligated to) take such steps as are necessary to cure such interruption. Landlord shall not, as long as Tenant is not in default hereunder, intentionally interrupt any utility service to the Premises, unless such interruption is necessitated by an emergency or the need to make repairs.

          12.3 Landlord shall not be liable for any interruption whatsoever in utility services not furnished by Landlord, nor for interruption in utility services furnished by Landlord which are due to (i) fire, accident, strike, acts of God or other causes beyond the control of Landlord or (ii) alterations, repairs or improvements being made to the Premises.

                                  ARTICLE XIII

                              INSURANCE COVERAGES

          13.1 Landlord shall procure and maintain throughout the Lease Term a policy or policies of insurance, at its sole cost and expense (but subject to Article VI above), insuring the Premises under standard fire and extended coverage insurance and liability insurance (with deductibles and whatever endorsements or special coverages Landlord, in its sole discretion, may consider appropriate), to the extent necessary to comply with Landlord's obligations pursuant to other provisions of this Lease.

          13.2 Tenant, at its sole cost and expense, shall procure and maintain throughout the Lease Term a policy or policies of insurance, at its sole cost and expense, insuring all fixtures and contents, and all Improvements and other improvements constructed by or for Tenant or any Subtenant (including, without limitation, the Improvements), for at least 80% of the replacement cost under standard fire and extended coverage insurance and, with regard to liability insurance, insuring both Landlord and Tenant against all claims, demands and/or actions arising out of or in connection with the use, occupancy or operation of the Premises by Tenant, any Subtenant or any other person or entity, or the condition of the Premises. Tenant's liability policy or policies shall be written by insurance companies satisfactory to Landlord. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty days prior to cancellation or alteration of insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord, and renewals thereof as required shall be delivered to Landlord, at least thirty days prior to the expiration of the respective policy terms. If Tenant should fail to comply with the foregoing requirement relating to insurance, Landlord may obtain such insurance without notice, demand or opportunity to cure, and Tenant shall pay to Landlord, on demand, as additional Rent hereunder, the premium cost thereof, together with interest at the maximum contractual rate (but in no event to exceed 1 1/2% per month), from the date of payment by Landlord until repaid by Tenant. Landlord shall be named as loss payee with respect to the standard fire and extended coverage insurance covering the leasehold improvements owned by Landlord.

          13.3 Tenant shall obtain and maintain, and cause each of its Subtenants to obtain and maintain, at all times during the Lease Term insurance coverage as required hereunder and in Section 13.2 above and as may be required by law (including, without limitation, broad form comprehensive general liability coverage, products liability, broad form contractual liability coverage, liquor liability, auto liability, and business interruption, workers compensation and employees' liability insurance) from reputable insurance companies with an A.M. Best Rating of "A" and an A.M. Best Class Rating of XIV (or comparable ratings from a reputable insurance rating service in the event A.M. Best ratings are discontinued or materially altered), authorized to do business in the jurisdiction in which the Premises are located, and covering the activities of Tenant and its Subtenants. The insurance shall be in form reasonably satisfactory to Landlord, in amounts at least equal to the following:

          (a) comprehensive commercial liability insurance, with a combination of primary and excess limits of not less than Two Million Dollars
($2,000,000.00), with minimum limits of One Million Dollars ($1,000,000.00) per occurrence, bodily injury and property damage combined;

          (b) auto liability insurance, including coverage of owned, non-owned and hired vehicles, with a combination of primary and excess limits of not less than Five Hundred Thousand Dollars ($500,000.00) for bodily injury for each person, One Million Dollars ($1,000,000.00) for bodily injury for each occurrence and One Million Dollars ($1,000,000.00) for each occurrence of property damage;

          (c) employer's liability insurance with a limit of not less than Five Hundred Thousand Dollars ($500,000.00);

          (d) workers compensation insurance in such amount as may be required by applicable statute or rule;

          (e) hazard insurance with sufficient coverage to cover the replacement cost of the Premises, including all Improvements, with a "value guard" endorsement, if available;

          (f) business interruption insurance with a minimum of Two Hundred Thousand Dollars ($200,000.00) payable in three (3) equal monthly installments;

          (g) hazard insurance with sufficient coverage to cover the replacement costs of the contents of the Premises, including furniture, fixtures and equipment; and

          (h) if beer, wine, liquor or other alcoholic beverages are served from the Premises or any part thereof, liquor liability insurance with a minimum of One Million Dollars ($1,000,000.00) per occurrence and One Million Dollars ($1,000,000.00) in the aggregate.

          Tenant shall provide Landlord with proof of such insurance from time to time as requested by Landlord, and such policies of insurance required herein shall name Landlord and its partners, and their respective, its affiliates, members, shareholders, directors, and officers, as additional insureds. The policies shall provide that the insurers will give thirty (30) days prior written notice to Landlord before any material alteration to the terms of the policies or the expiration or termination of such policies of insurance. In the event Tenant fails to obtain or maintain, or cause its Subtenants to obtain and maintain, the insurance described herein, Landlord shall have the right, but not the obligation, to procure such insurance, and in such event, Tenant shall reimburse Landlord, as additional Rent, for the costs of such insurance, together with interest thereon at the maximum contractual rate allowed by applicable law (but in no event to exceed 1 1/2% per month) from the date advanced by Landlord until repaid. All public liability and property damage insurance policies shall contain a provision that Tenant's insurance coverage shall be primary to any coverage Landlord maintains. Prior to the Commencement Date, and thereafter at least sixty (60) days prior to the expiration of any policy, Tenant shall deliver to Landlord certificates of insurance, and if requested, copies of all applicable policies which evidence the coverages required by this Lease.


                                  ARTICLE XIV

               WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION

          14.1 Landlord and its partners and their respective officers, directors, shareholders, members, employees and agents shall not be liable to Tenant or any Subtenant, nor to Tenant's or any Subtenant's employees, agents or visitors, nor to any other person or entity whomsoever, for any injury or death to person or damage to property occurring in or about the Premises, whether caused by the Premises coming out of repair, by any defect or failure of any structural element of the Premises or of any equipment, pipes or wiring, broken glass, backing up of drains, or gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises (except where due to Landlord's willful failure to make repairs required to be made hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs). If any repairs required to be made by Landlord hereunder are not made within thirty (30) days after written notice delivered to Landlord by Tenant, and the failure to make such repairs would result in the endangerment of human life or the risk of physical injury to Tenant or any of its Subtenants, or their respective agents, employees or invitees, then Tenant may, at its option, make such repairs, provided Landlord shall not be liable or responsible for any loss or damage which may result to the property or businesses of Tenant or any Subtenant by reason of such repairs. Landlord shall pay to Tenant, upon demand, the cost of such repairs plus interest at the maximum contractual rate which could legally be charged in the event of a loan of such payment to Landlord (but in no event to exceed 1 1/2% per month), such interest to accrue continuously from the date of payment by Tenant until repayment by Landlord. Landlord shall not be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines.

          14.2 Landlord and its partners and their respective officers, directors, shareholders, members, employees and agents shall not be liable to Tenant or any Subtenant or their respective employees, agents, or visitors, or to any other person or entity whomsoever, for any injury or death to person or damage to property on or about the Premises, and Tenant hereby agrees to, and does hereby, indemnify Landlord and its partners and their respective officers, directors, shareholders, members, employees and agents and hold such parties harmless from any loss, expense or claims (including attorneys' fees and litigation expenses) arising out of such damage or injury.

          14.3 Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other, or to any other party claiming by, through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when standard fire and extended coverage insurance policies contain a clause or endorsement to the effect that such releases shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party's insurer because of the "deductible" in the damaged party's insurance coverage. The release specified in this Section 14.3 is cumulative with any releases or exculpations which may be contained in other provisions of this Lease.

                                   ARTICLE XV

                               DAMAGE BY CASUALTY

          15.1 Tenant shall give immediate written notice to the Landlord of any damage caused to the Premises by fire or other casualty.

          15.2 In the event that the Premises shall be damaged or destroyed by fire or other casualty insured under standard fire and extended coverage insurance and Landlord does not elect, or is not allowed under the terms of this Lease to elect, to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence, at its sole cost and expense, to rebuild and repair the Premises, but in no event shall Landlord be required to expend funds for such rebuilding or repair in excess of the net insurance proceeds actually received by Landlord as a result of such casualty. In the event (a) the building(s) in which the Premises are located shall be destroyed or substantially damaged by a casualty not covered by Landlord's insurance, or (b) either the Riverboat Casino (as defined in the Ground Lease) or the improvements on the Pavilion/Hotel Parcel (as defined in the Ground Lease) shall be destroyed or damaged, or (c) the holder of a mortgage, deed of trust or other lien on the Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds to satisfy all or part of the indebtedness secured by such mortgage, deed of trust or other lien, then Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Premises. Landlord shall give written notice to Tenant of such election within sixty days after the occurrence of such casualty and, if it elects to rebuild and repair, shall proceed to do so with reasonable diligence, at its sole cost and expense.

          15.3 Landlord's obligation to rebuild and repair under this Article XV shall in any event be limited to restoring the Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, Improvements, fixtures and equipment installed by Tenant. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence, at Tenant's sole cost and expense, to restore, repair and replace all alterations, additions, Improvements, fixtures, signs and equipment installed by or on behalf of Tenant or any Subtenant.

          15.4 Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue the operation of its business, and cause the continuance of operation of each Subtenant's business, within the

Premises to the extent practicable. In the event Landlord elects to effect repairs, or must effect repairs, to the Premises upon the occurrence of a casualty and Landlord does not or cannot terminate this Lease, during the period from the occurrence of the casualty until Landlord's repairs are substantially completed, the Minimum Guaranteed Rental shall be reduced in proportion to the area under reconstruction or repair; however, there shall be no abatement of the Percentage Rental and other charges provided for herein.


                                  ARTICLE XVI

                                 EMINENT DOMAIN

          16.1 If more than thirty percent (30%) of the floor area of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate effective on the date physical possession is taken by the condemning authority.

          16.2 If less than thirty percent (30%) of the floor area of the Premises should be taken as aforesaid, this Lease shall not terminate, however, the Minimum Guaranteed Rental (but not Percentage Rental) payable hereunder during the expired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord, at its expense, shall make all necessary repairs or alterations to the remaining Premises required to make the remaining portions of the Premises an architectural whole.

          16.3  [INTENTIONALLY DELETED]

          16.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises shall be the property of Landlord, and Tenant hereby assigns its interest, if any, in any such award to Landlord. Landlord, however, shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other corporeal movable property that Tenant would be permitted to remove at the end of this Lease (if a separate award for such items is made to Tenant) provided such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.


                                  ARTICLE XVII

                           ASSIGNMENT AND SUBLETTING

          17.1 Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein, or sublet the Premises or any part thereof, or grant any license, concession or other right of occupancy with respect to any portion of the Premises, without first making written request to Landlord (which shall include a copy of the proposed assignment, transfer or sublease and any other information Landlord may request) and obtaining the prior written consent of Landlord. The use to which the Premises or any part thereof shall be put is restricted to the Permitted Use defined in Section 1.1(n). Landlord agrees that it will not withhold consent in an unreasonable and arbitrary manner (as further explained in Section 26.4 of this Lease). However, in determining whether or not to grant its consent, Landlord shall be entitled to take into consideration factors such as Landlord's desired tenant mix complimentary to the proposed riverboat casino operation at the Shoreside Complex (as defined in the Ground Lease), the identity, reputation and net worth of the proposed transferee or Subtenant, and the then current market conditions (including market rentals). Landlord shall be entitled to charge Tenant a reasonable fee for processing Tenant's request, including, but not limited to, Landlord's attorneys' fees.
Any attempted assignment, transfer or sublease in violation of the terms of this
Section 17.1 shall be voidable at Landlord's option, which option may be exercised at any time by giving Tenant written notice. Such option shall not be waived by Landlord by the acceptance of Rent or any other act or omission of Landlord. Such option may only be waived by Landlord in writing. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignment or subletting. Notwithstanding anything above to the contrary, the written consent of Landlord shall not be required for any sublease or assignment to any entity in which Joseph J. Rodriguez is a principal, partner, member and/or shareholder provided the Premises are operated as provided in Section 1.1(n). No sublease or assignment, whether or not approved by Landlord, shall release Tenant from any of its duties or obligations, including, without limitation, the payment of Minimum Guaranteed Rental and Percentage Rental, during the Lease Term. By accepting any assignment of this Lease, or any interest therein or any part hereof, or any sublease hereunder, the assignee or Subtenant shall, and does by the acceptance of such assignment or sublease, agree to keep and perform each and every covenant and obligation herein required to be kept and performed by Tenant, and Tenant, and each succeeding assignee or Subtenant, shall be and become fully obligated, jointly, severally and in solido, to keep and perform all such covenants and obligations.

          17.2 If Tenant is a corporation, partnership or other entity and if at any time during the Lease Term the person or persons who, directly or indirectly, own a majority of the outstanding voting rights or the outstanding ownership interests in Tenant, or otherwise control Tenant at the time of the execution of this Lease, cease to own a majority of such voting rights or ownership interests (except as a result of transfers by devise or descent) or to control Tenant, the loss of a majority of such voting rights or ownership interests or of such control shall be deemed as assignment of this Lease by Tenant and, therefore, subject in all respects to the provisions of Section 17.1 above. The previous sentence shall not apply, however, if at the time of the execution of this Lease, Tenant is a corporation and the outstanding voting shares of capital stock of Tenant are listed on a recognized national security exchange or over-the-counter market.

          17.3 Any assignee of an interest in and to this Lease and any Subtenant shall be deemed, by acceptance of such assignment or sublease, or by taking actual or constructive possession of the Premises, to have assumed all of the obligations set forth in or arising under this Lease. Such assumption shall be effective as of the earlier of (i) the date of such assignment or sublease or
(ii) the date on which the assignee or Subtenant obtains possession of the Premises.

          17.4 Notwithstanding any assignment or subletting, whether or not permitted hereunder, Tenant shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all other obligations under this Lease (even if future assignments and sublettings occur subsequent to such assignment or subletting by Tenant, and regardless of whether or not Landlord's approval has been obtained for such future assignments and sublettings).

          17.5 Tenant shall not mortgage, pledge or otherwise encumber any portion of the Premises or its subleasehold interest in the Premises; provided, however, the foregoing prohibition shall not apply to any rents from any Subtenants, Net Cash Flow, the Management Fee or the Special Allocation.

          17.6 In the event of the transfer or assignment by Landlord of its interest in this Lease, the Ground Lease or the building containing the Premises to a person or entity expressly assuming Landlord's obligations under this Lease, Landlord shall be released from any further obligations hereunder, and Tenant hereby agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned or transferred by Landlord to such successor in interest whereupon Tenant agrees that Landlord shall be discharged of any further obligation relating thereto.

                                 ARTICLE XVIII

                      SUBORDINATION; ATTORNMENT; ESTOPPELS

          18.1 Tenant hereby agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Premises, and to any renewals and extensions thereof. Tenant, however, also agrees that any mortgagee or other lienholder shall have the right at any time to subordinate its mortgage, deed of trust or other lien to this Lease; provided, however, notwithstanding that this Lease may be (or may be made to be) superior to a mortgage, deed of trust or other lien, the mortgagee or other lienholder thereunder shall not be liable for prepaid Rent, security deposits or claims accruing during Landlord's ownership. The provisions of a mortgage, deed of trust or other lien affecting the Premises relative to the rights of the mortgagee or other lienholder thereunder with respect to proceeds arising from an eminent domain proceeding or other taking (including a voluntary conveyance by Landlord) and provisions relative to insurance proceeds paid by reason of damage to or destruction of the Premises shall be prior and superior to any contrary provisions contained in this Lease with respect to the payment or usage thereof regardless of whether such mortgage, deed of trust or other lien is subordinate or senior in priority to this Lease. The subordination of this Lease as herein contained is enforceable and self-operative and no further instrument of subordination is required. However, Tenant hereby irrevocably appoints Landlord as its attorney-in-fact and mandatary for the purpose of executing, in the name and on behalf of Tenant, such instruments as Landlord may deemed appropriate to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Premises should Tenant fail, upon demand, to execute a subordination agreement and such further instruments subordinating this Lease as Landlord may request from time to time, one or more times (in forms requested by Landlord). Upon Tenant's written request and notice to Landlord, Landlord shall use reasonable efforts to obtain from any such mortgagee a written non-disturbance agreement which recognizes the rights of Tenant hereunder and provides that this Lease shall remain in full force and effect during the Lease Term so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease. Tenant agrees to attorn to any successor in interest of Landlord's interest in this Lease, whether by foreclosure, dation en paiment, voluntary transfer or otherwise.

          18.2 At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord's interest in the Premises has given Tenant written notice of its interest in this Lease, Tenant agrees that it cannot and will not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien shall have received written notice of such event of default and a reasonable time (not less than 30 days) shall thereafter have elapsed without the event of default having been cured. Any such holder may perform Landlord's obligations under this Lease.

          18.3 Tenant agrees that it will, from time to time, upon the request of Landlord, execute and deliver to Landlord a written statement addressed to Landlord (or to a party designated by Landlord), which statement shall identify Tenant and this Lease, shall certify that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm that Landlord is not in default as to any obligations of Landlord under this Lease (or if Landlord is in default, specifying any default), shall confirm Tenant's agreements contained above in this Article XVIII, and shall contain such other information or confirmations as Landlord or its lenders or prospective transferees may reasonably require. Tenant hereby irrevocably appoints and authorizes Landlord as the attorney-in-fact and mandatary of Tenant for the purpose of executing and delivering any such written statement on Tenant's behalf if Tenant fails to do so within seven (7) days after the delivery of a written request therefor from Landlord to Tenant.

                                  ARTICLE XIX

                         DIRECTION OF TENANT'S ENERGIES

          19.1 Tenant acknowledges that Tenant's monetary contribution to Landlord (in the form of Rent) and Tenant's general contribution to commerce within the Premises (also important in Landlord's determination to execute this Lease with Tenant) will be substantially reduced if, during the Lease Term, Tenant fails to fully sublease the Premises to retail Subtenants. Accordingly, Tenant agrees that if between the period commencing on the 180th day after the opening of the casino within the Shoreside Complex (as defined in the Ground Lease) and ending on the 365th day after said opening, Tenant has failed to cause at least fifty (50%) percent of the floor area of the Premises to be subleased to retail Subtenants (approved by Landlord in accordance with Sections 1.1(o) and 17.0), Tenant also shall be in default under this Lease. Tenant also agrees that if at any time after the 365th day after the opening of the casino within the Shoreside Complex, Tenant has failed to cause at least seventy-five (75%) percent of the floor area of the Premises to be subleased to retail Subtenants (approved by Landlord in accordance with Sections 1.1(o) and 17.0), Tenant shall be in default under this Lease.


                                   ARTICLE XX

                         DEFAULT BY TENANT AND REMEDIES

          20.1 The following events shall be deemed to be events of default (individually, an "Event of Default") by Tenant under this Lease:

          (a) Tenant shall fail to pay any installment of Rent or any other obligation under this Lease involving the payment of money and such failure shall continue for a period of ten (10) days after written notice thereof to Tenant; provided, however, if during any calendar year during the Lease Term, Landlord delivers to Tenant a single written notice of the failure to pay an installment of Rent or any other obligation under this Lease involving the payment of money, no further notice shall be required with respect to any subsequent failure (i.e., the event of default will automatically occur on the tenth day after the date upon which the Rent or other obligation under this Lease involving the payment of money was due without the requirement that notice of failure to pay, notice of intention to declare an event of default or any other notice be given to Tenant).

          (b) Tenant shall fail to comply with, or otherwise cure any failure to comply with, any term, provision or covenant of this Lease, other than as described in subsection (a) above or subsection (i) below, within fifteen
    (15) days after written notice from Landlord to Tenant, or if Tenant shall cure that particular failure but shall again fail to comply with the same provision of this Lease within three months after Landlord's written notice. Notwithstanding anything herein contained to the contrary, if any event of default described in this Section 20.1(b) cannot with due diligence be cured within the aforesaid fifteen (15) day period, Tenant shall not be in default hereunder if, prior to the expiration of said fifteen (15) day period, Tenant shall commence to eliminate the cause of such event of default, shall proceed diligently and with reasonable dispatch to take all action required to cure such event of default, and does cure such event of default within sixty (60) days from its receipt of notice of default from Landlord.

          (c) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          (d) Tenant shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant.

          (e) A receiver, keeper or trustee shall be appointed for the Tenant or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligation under this Lease.

          (f) Tenant shall abandon or vacate, or shall commence to abandon or vacate, the Premises or any substantial portion of the Premises or shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial amount of goods, wares, equipment, fixtures, furniture or other personal property.

          (g) Tenant or any Subtenant shall do, or permit to be done, anything which creates a lien upon the Premises or the leasehold interest of Tenant or such Subtenant, or Landlord, in and to the Premises (unless Tenant or such Subtenant, within ten (10) days after notice (actual or constructive) of such lien, causes the lien to be satisfied and released or bonds around the lien in accordance with state law and to Landlord's reasonable satisfaction).

          (h) Tenant, without Landlord's prior written consent, assigns or transfers, or attempts to assign or transfer, this Lease or any estate or interest herein, or subleases, or attempts to sublease, the Premises or any part thereof, or grants or attempts to grant any license, concession or other right of occupancy with respect to any portion of the Premises.

          (i) Tenant shall fail to cause at least fifty (50%) percent of the floor area of the Premises to be subleased to retail Subtenants (approved by Landlord) at any time during the period commencing 180 days after the opening of the casino within the Shoreside Complex (as defined in the Ground Lease) and ending 365 days after said opening, as more fully set forth in
    Section 19.1.

          (j) Tenant shall fail to cause at least seventy-five (75%) percent of the floor area of the Premises to be subleased to retail Subtenants (approved by Landlord) at any time after the date which is 365 days after the opening of the casino within the Shoreside Complex (as defined in the Ground Lease), as more fully set forth in Section 19.1.

          20.2 Upon the occurrence of any Event of Default hereunder, Landlord shall have the option to pursue any one or more of the following remedies immediately and without any further demand, notice, presentment, notice of intention to exercise remedies, notice to vacate or opportunity to cure whatsoever, all of which are hereby expressly waived by Tenant:

          (a) Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the Event of Default, together with interest on such amount at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1 1/2% per month), and Landlord may pursue a monetary recovery from Tenant. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open, or fails to cause Subtenants to open, for business as required in this Lease or, having opened for business, either Tenant or any Subtenant subsequently abandons or vacates the Premises or otherwise ceases to conduct business in the Premises as required in this Lease, then Landlord, at its option, may seek monetary recovery for the loss of Tenant's anticipated contribution to commerce within the Premises; moreover, Landlord and Tenant further agree that inasmuch as the exact amount of damages would be difficult to determine, liquidated damages will be due monthly in an amount equal to the monthly Minimum Guaranteed Rental payable for the month if Tenant or a Subtenant fails to open for business as required in this Lease or, having opened for business, subsequently abandons or vacates the Premises or otherwise ceases to conduct business in the Premises as required by this Lease (including, but not limited to, failing to comply with the requirements of Section 8.1 of this Lease).

          (b) Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed if Tenant or a Subtenant fails to open for business as required in this Lease or, having opened for business, abandons or vacates the Premises, Landlord may enter upon and take possession of the Premises and continue to demand from Tenant the Rent and other charges provided in this Lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to this subsection (b), Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord, on demand, as liquidated damages, any deficiency that may arise between the Rent and other charges provided in this Lease and that actually collected by Landlord as a result of a reletting of the Premise. It is further agreed in this regard that upon the occurrence of any Event of Default described in subsection (b) of Section
    20.1 of this Lease, Landlord shall have the right to enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord, on demand, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, as additional Rent hereunder, and Tenant further agrees that Landlord shall not be liable for, and Tenant shall, and does hereby, indemnify Landlord and its partners and their respective officers, directors, shareholders, members, employees and agents, from and against any damages (including attorneys' fees and litigation expenses) resulting from such action. Finally, it is agreed that upon the occurrence of any Event of Default described in subsection (g) of Section 20.1 of this Lease, Landlord may pay or bond around such lien, whether or not contested by Tenant, and in such event, Tenant agrees to reimburse Landlord, on demand, as additional Rent hereunder, for all costs and expenses incurred in connection with any such action, regardless of whether the lien was valid, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action.

          (c) Landlord may terminate this Lease or Tenant's rights of possession by written notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in Rent (including any late charge or interest which may have accrued pursuant to Section 4.10 of this Lease), enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, including any Subtenant, without being liable for prosecution or any claim for damages therefor. Tenant hereby waives any required notice to vacate and all statutory requirements of prior written notice for filing suits for eviction or damage for nonpayment of Rent. In addition, Tenant agrees to pay to Landlord, on demand, the amount of all losses and damages which Landlord may suffer by reason of any termination effected pursuant to this subsection
    (c), said losses and damages to be determined by either of the following alternative measures of damages:

           (i) Until Landlord is able, through reasonable efforts, the nature of which efforts shall be in the sole discretion of Landlord, to relet the Premises, Tenant shall pay to Landlord on or before the first day of each calendar month Rent and other charges provided in this Lease. After the Premises have been relet by Landlord, Tenant shall pay to Landlord on the 20th day of each calendar month the difference between the monthly Rent and other charges provided in this Lease for such calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month in excess of the monthly Rent and other charges provided in this Lease shall be credited to Tenant in reduction of Tenant's liability for subsequent calendar months for which the amount collected by Landlord will be less than the monthly Rent and other charges provided in this Lease, but Tenant shall have no right to such excess other than the above described credit.

           (ii) When Landlord desires, Landlord may demand a final statement. Upon demand for a final statement, Landlord shall have the right to receive from Tenant, and Tenant hereby agrees to pay to Landlord, in addition to any Rent or other amounts then due or payable, the difference between the total of all Rent and other charges provided in this Lease for the remainder of the Lease Term and the reasonable rental value of the Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest which is allowed by law in the State of Louisiana when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of six percent (6%) per annum).

           If Landlord elects to exercise the remedy prescribed in subsection 20.2(b) above, this election shall in no way prejudice Landlord's right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection 20.2(c) above, provided that at the time of such cancellation Tenant is still in default. Similarly, if Landlord elects to compute damages in the manner prescribed by Subsection 20.2(c)(i) above, this election shall in no way prejudice Landlord's right at any time thereafter to demand a final settlement in accordance with Subsection 20.2(c)(ii) above. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease or any other remedies provided by law or in equity. Landlord may exercise such other remedies hereunder or as provided by law or equity upon the occurrence of an Event of Default immediately and without any further demand, notice, presentment, notice to vacate, notice of intention to exercise remedies or opportunity to cure whatsoever, all of which are hereby expressly waived by Tenant. Landlord shall not be required to provide Tenant with any notices of default or intention to declare an event of default, or with any opportunity to cure breaches or events of default, except as may be expressly provided in Section 20.1. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such event of default.

          20.3 It is expressly agreed that in determining "the monthly Rent and other charges provided in this Lease," as that term is used throughout subsections 20.2(c)(i) and 20.2(c)(ii) above, there shall be added to the Minimum Guaranteed Rental (as specified in Sections 1.1(j) and 4.1 of this Lease) the payments for taxes, Real Estate Charge and insurance as specified in
Article VI of this Lease.

          20.4 It is further agreed that, in addition to payments required pursuant to subsections 20.2(b) and 20.2(c) above, Tenant shall compensate Landlord, as additional Rent hereunder, for all expenses incurred by Landlord in regaining possession of the Premises (including, among other expenses, attorneys' fees, litigation expenses and any increase in insurance premiums caused by the vacancy of the Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant or new tenants upon reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct result of Tenant's default (including, among other losses, any adverse reaction by Landlord's mortgagee or by other tenants or potential tenants of the Premises) and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable, directly or indirectly, to Tenant's default and Landlord's pursuit of the rights and remedies provided herein and under applicable law.

          20.5 Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

          20.6  [INTENTIONALLY DELETED]

          20.7  [INTENTIONALLY DELETED.]

          20.8 If any payment of Rent or other sums due to Landlord hereunder is made via check, the payment shall be effective when delivered to Landlord if and only if the check is paid on presentment to the drawer thereof. If the check is dishonored for any reason whatsoever, including, without limitation, as a result of a stop payment order, insufficient funds or mistake on the part of Tenant, but excluding a dishonoring due to error on part of the bank or financial institution, then it shall be conclusively deemed, without the necessity of notice to Tenant, that the attempted payment never became effective. Landlord shall have no obligation to present any check more than once. Without limiting the foregoing, if a check is dishonored as a result of a stop payment order or insufficient funds or any other act, failure or omission of Tenant, then (a) the failure to pay the Rent or other sums intended to be evidenced by such check shall constitute an Event of Default by Tenant under this Lease, without the requirement of any notice to or demand upon Tenant, upon the later to occur of (i) the expiration of ten (10) days after the date such Rent or other sum was due, and (ii) the dishonor of the check; and (b) in addition to any other remedies available under this Lease, at law or in equity, Landlord may require, by giving Tenant written notice, that all further Rent and other sums payable by Tenant during the remainder of the Lease Term be paid via cash, money order, certified check, cashier's check or other current funds approved by Landlord.

          20.9 In the event that any one or more provisions of this Article XX authorizes Landlord to enter the Premises, Landlord, to the extent it is permitted to do so under applicable law, is entitled and is hereby authorized, without any notice to Tenant, to enter upon the Premises by use of a duplicate key, a master key, a locksmith's entry procedures or any other means not involving personal confrontation. If an Event of Default exists, to the extent permitted by applicable law, Landlord may, without judicial process, change the locks on the Premises or otherwise limit access to the Premises to the exclusion of Tenant and any other persons, and remove any and all persons and property from the Premises, provided such actions are done in a peaceful manner.
Landlord shall not be obligated to place any written notice on the Premises explaining Landlord's action, or to provide Tenant with a new key to the Premises or notice of the name and address or telephone number of an individual from which a new key may be obtained, or to otherwise provide Tenant with access to or possession of the Premises, if and so long as an Event of Default continues to exist or this Lease or Tenant's rights of possession hereunder have been terminated. Notwithstanding the provisions of this Section 20.9, in the event Tenant is in default under this Lease but Landlord has entered into nondisturbance agreements with one or more Subtenants, Landlord will comply with the terms of such nondisturbance agreements with respect to such Subtenant(s), including, if provided for in such nondisturbance agreement(s), Landlord's nondisturbance of such Subtenant(s)' possession of their space leased from Tenant, so long as such Subtenant(s) are, and remain, in compliance with the terms of their sublease with Tenant, this Lease and their respective nondisturbance agreements with Landlord.

          20.10  In the event of any Event of Default described in subsection
(d) of Section 20.1 of this Lease, any assumption and assignment must conform with the requirements of the federal Bankruptcy Code which provides, in part, that the Landlord must be provided with adequate assurances (i) of the source of Rent and other consideration due under this Lease; (ii) that the financial condition and operating performance of any proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of Tenant as of the date of execution of this Lease; (iii) that any Percentage Rentals due under this Lease will not decline substantially; (iv) that any assumption or assignment is subject to all of the provisions of this Lease (including, but not limited to, restrictions as to use) and will not breach any such provision contained in any other lease, financing agreement or other agreement relating to the Shoreside Complex (as defined in the Ground Lease); and (v) that any assumption or assignment will not disrupt any tenant mix or balance in the Shoreside Complex (as defined in the Ground Lease).

          (a) In order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (i) all Events of Default under subsection (a) of Section 20.1 of this Lease must be cured within ten
    (10) days after the date of assumption; (ii) all other Events of Default under Section 20.1 of this Lease other than under subsection (d) of Section
    20.1 must be cured within thirty (30) days after the date of assumption;
    (iii) all actual
    monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys' fees and litigation expenses) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive, within ten (10) days after the date of assumption, a security deposit in the amount of six (6) months Minimum Guaranteed Rental (using the Minimum Guaranteed Rental in effect for the first full month immediately following the assumption) and an advance prepayment of Minimum Guaranteed Rental in the amount of three (3) months Minimum Guaranteed Rental (using the Minimum Guaranteed Rental in effect for the first full month immediately following the assumption).

          (b) In the event that this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable requirements that Landlord may impose and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord's reasonable judgment, to assure the future performance by the proposed assignee of Tenant's obligations under this Lease, or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant's obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant's obligations under this Lease.


                                  ARTICLE XXI

                    LANDLORD'S CONTRACTUAL SECURITY INTEREST

          21.1 IN ADDITION TO THE STATUTORY LESSOR'S LIEN, LANDLORD SHALL HAVE AT ALL TIMES A VALID SECURITY INTEREST TO SECURE PAYMENT OF ALL RENT AND OTHER SUMS OF MONEY BECOMING DUE HEREUNDER FROM TENANT, AND TO SECURE PAYMENT OF ANY DAMAGES OR LOSS WHICH LANDLORD MAY SUFFER BY REASON OF THE BREACH BY TENANT OF ANY COVENANT, AGREEMENT OR CONDITION CONTAINED HEREIN, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, INVENTORY, IMPROVEMENTS AND OTHER PERSONAL PROPERTY OF TENANT PRESENTLY, OR WHICH MAY HEREAFTER BE, SITUATED ON THE PREMISES, AND ALL PROCEEDS THEREFROM, AND SUCH PROPERTY SHALL NOT BE REMOVED WITHOUT THE CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT, AS WELL AS ANY AND ALL OTHER SUMS OF MONEY THEN DUE TO LANDLORD OR TO BECOME DUE TO LANDLORD HEREUNDER, SHALL FIRST HAVE BEEN PAID AND DISCHARGED IN FULL AND ALL THE COVENANTS, AGREEMENTS AND CONDITIONS HEREOF HAVE BEEN FULLY COMPLIED WITH AND PERFORMED BY TENANT. Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein or under applicable law, to the extent permitted by applicable law, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without appraisement, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five days before the time of sale. Any sale made pursuant to the provisions of this Section 21.1 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the parish in which the property is located, for five consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Section. Any surplus shall be paid to Tenant or as otherwise required by law. The Tenant shall pay any deficiencies to Landlord upon demand. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of Chapter 9 of the Louisiana Commercial Laws, La.R.S. 10:9-101 et seq., as well as the Uniform Commercial Code (or corresponding state statute or statutes) of any other state the laws of which Landlord may at anytime consider to be applicable. Landlord is hereby irrevocably vested with a power of attorney from Tenant to execute any and all such financing statements on behalf of Tenant.

          21.2 Notwithstanding Section 21.1, Landlord agrees that it will subordinate its security interest and lessor's lien to the security interest of Tenant's supplier or institutional financial source, provided that Landlord approves the transaction as being reasonably necessary for Tenant's operations at the Premises, and further provided that the subordination must be limited to specific transactions and specified items of the fixtures, equipment or inventory involved in such transaction.

          21.3 Landlord acknowledges and agrees that the security interest in its favor as provided in this Article XXI does not extend to the personal property of the Subtenants.


                                  ARTICLE XXII

                                  HOLDING OVER

          22.1 In the event Tenant remains in possession of the Premises after the expiration of the Lease Term without the execution of a new lease, it shall be deemed to be occupying said Premises as a tenant from month to month at a rental equal to the Rent (including any Percentage Rental) herein provided plus fifty percent of such amount and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.


                                 ARTICLE XXIII

                                    NOTICES

          23.1 Whenever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, two (2) days after being deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out in Section 1.1 above (or at Landlord's option, to Tenant at the Premises), or at such other addresses as they have theretofore specified by written notice.

          23.2 If "Tenant" includes or is comprised of more than one person, firm or corporation, the receipt of notice by one shall be deemed to be notice to all and all such parties shall arrange among themselves for their joint execution of a notice to Landlord specifying some individual at some specific address for the receipt of notices and payment to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect has if each had received such notice or payment. In addition, Tenant agrees that notices to Tenant may be given by Landlord's attorney, property manager or other agent.

                                  ARTICLE XIV

                                  COMMISSIONS

          24.1 Each party represents and warrants to the other that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease. Each party shall indemnify and hold the other harmless from any costs, expenses, or liability for commissions or other compensation or charges claimed by any person, broker or agent claiming through association with it with respect to this Lease. Each party shall only be responsible for such commissions or fees as it may agree to pay in a separate written agreement executed by said party, if any.


                                  ARTICLE XXV

                                  REGULATIONS

          25.1 Landlord and Tenant acknowledge that there are in effect federal, state, parish and municipal laws, orders, rules, directives and regulations (collectively referred to hereinafter as the "Regulations") and that additional Regulations may hereafter be enacted or go into effect, relating to or affecting the Premises, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and the conduct of business. Tenant will not cause, or permit to occur, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or violate any of said laws, regulations or guidelines. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord, after written notice to Tenant, may make in the Premises pursuant to said Regulations or any charges imposed upon Tenant, Tenant's customers or other invites pursuant to same.

          25.2 If, by reason of any Regulations, the payment to, or collection by, Landlord of any Rent or other charge (collectively referred to hereinafter as "Lease Payments") payable by Tenant to Landlord pursuant to the provisions of this Lease is in excess of the amount (the "Maximum Charge") permitted thereof by the Regulations, then Tenant, during the period (the "Freeze Period") when the Regulations shall be in force and effect, shall not be required to pay, nor shall Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this Lease, Tenant, to the extent not then proscribed by law, commencing with the first day of the month immediately following, shall pay to Landlord as additional Rent, in equal monthly installments during the balance of the Lease Term, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze Period. If any provisions of this section, or the application thereof, shall to any extent be declared to be invalid or unenforceable, the same shall not be deemed to affect any of the other provisions of this section or of this Lease, all of which shall be deemed valid and enforceable to the fullest extent permitted by law. It is the intention of Landlord and Tenant to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary contained herein or in any other agreement entered into in connection with or as security for this Lease, it is agreed that the aggregate of all consideration which constitutes interest under applicable law (including, but not limited to, any late charges that may constitute interest under applicable law) that is taken, reserved, contracted for, charged or received under this Lease, or otherwise in connection with this Lease, shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on Tenant's obligations under this Lease (or, if all such obligations have been paid in full, refunded to Tenant).

                                  ARTICLE XXVI

                                 MISCELLANEOUS

          26.1 Nothing in this Lease shall be deemed or constructed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of a partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

          26.2 Tenant shall not, for any reason, withhold or reduce Tenant's required payments of Rent and other charges provided in this Lease, it being agreed that the obligations of Landlord under this Lease are independent of Tenant's obligations except as may be otherwise expressly provided. The immediately preceding sentence shall not be deemed to deny Tenant the ability of pursuing all rights granted it under this Lease or at law; however, at the direction of Landlord, Tenant's claims in this regard shall be litigated in proceedings different from any litigation involving Rent claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consolidation, counterclaim or offset as to the claims asserted by the other party).

          26.3 Anything contained herein to the contrary notwithstanding, the liability of Landlord to Tenant for any event of default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Premises; and Landlord shall not be personally liable for any deficiency, except that Landlord shall, subject to the provisions of Section 17.6 hereof, remain personally liable to account to Tenant for any security deposit under this Lease. This clause shall not be deemed to limit or deny any remedies which Tenant may have upon the occurrence of an event of default by Landlord hereunder which do not involve the personal liability of Landlord or otherwise require the payment of money or incurrence of costs by Landlord.

          26.4 In all circumstances under this Lease, where the prior consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such consent shall not be withheld in an unreasonable or arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Section 8.2 or Section 17.1) shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages as a result thereof unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

          26.5 One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No expiration or termination of the Lease Term or Tenant's rights of possession hereunder, and no re-entry or repossession of the Premises, and no reletting of the Premises, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting. Landlord's failure to insist upon the strict performance of any provision hereof, or to exercise any option or remedy contained herein, shall not constitute a waiver thereof or of any provision, option, right or remedy in the future. Receipt by Landlord of any Rent or other sum with knowledge of any breach or Event of Default by Tenant hereunder shall not waive such breach or Event of Default, and no waiver of any provision hereof shall occur unless made in writing. Failure to declare any Event of Default immediately upon occurrence, or delay in taking any action or remedy in connection therewith, shall not waive the Event of Default nor require the giving of any further notice or opportunity to cure prior to exercise of remedies. Neither the acceptance of late payments nor the giving of notice or opportunity to cure where none are required shall constitute a waiver by Landlord or create any obligation that Landlord give any future notice or opportunity to cure.

          26.6 Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (other than the payment of Minimum Guaranteed Rental and Percentage Rental by Tenant), Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord and Tenant.

          26.7 If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

          26.8 The laws of the State of Louisiana shall govern the interpretation, validity, performance and enforcement of this Lease. Venue for any action under this Lease shall be in the parish or parishes in which the Premises are located.

          26.9 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

          26.10 Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

          26.11 The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest, assigns (to the extent allowed herein) and legal representatives, except as otherwise herein expressly provided.

          26.12 If any property of Tenant is left in the Premises for at least ten (10) days after Tenant deserts, vacates or abandons the Premises, then such property shall be deemed abandoned by Tenant, and same shall (at Landlord's option) be Landlord's property without compensation to Tenant therefor and Landlord may dispose of, sell or use same without liability to Tenant. Alternatively, Landlord may elect not to own such property and may require Tenant to remove the property immediately, and if Tenant fails to do so, Landlord may remove, store and/or dispose of such property as Landlord deems appropriate, at Tenant's expense, without liability to Tenant or others therefor.

          26.13 This Lease contains the entire agreement between the parties, and no brochure, rendering, information or correspondence shall be deemed to be part of this Lease unless specifically incorporated herein by reference. In addition, no agreement shall be effective to change, modify or terminate this Lease, in whole or in part, unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. Notwithstanding any reentry or reletting or other action by Landlord, no surrender of this Lease or of any or all of the Premises shall be effective unless Landlord expressly agrees to such surrender in writing.

          26.14 LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR OF ANY OTHER PERSON OR ENTITY, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE.

          26.15 This Lease consists of twenty-six articles and Exhibits "A" through "D". In the event any provision of an exhibit or other attached page shall be inconsistent with a provision in the body of this Lease, the provision as set forth in the exhibit shall be deemed to control.

          26.16 In the event either party shall find it necessary to employ an attorney or initiate any legal proceeding to enforce any provision of this Lease, whether at law or in equity, the party prevailing shall be entitled (in addition to any award or judgment for damages) to receive reimbursement of reasonable attorneys' fees and litigation expenses from the other party.

          26.17 Landlord warrants that it has full right and power to execute this Lease and perform its obligations under this Lease, and Landlord agrees, represents and warrants that Tenant shall peaceably and quietly have, hold, and enjoy the Premises during the Lease Term, subject to the terms of this Lease, the Ground Lease and the state of existing title.

          26.18 On or before August 1, 1999, Tenant shall provide to Landlord commitment letters, letters of intent and other information reasonably required by Landlord to evidence Tenant's ability to obtain the financing necessary for Tenant to comply with Tenant's duties under this Lease, including without limitation, construction of the Improvements.

          26.19 Neither Landlord nor Tenant shall record this Lease, but they shall execute and acknowledge a memorandum of lease in the form of Exhibit "B" attached hereto and incorporated herein by reference, simultaneously with their execution of this Lease, and Tenant shall, at its sole expense, record such memorandum of lease promptly after execution of this Lease. If it becomes necessary to revise such initial memorandum of lease after it is executed, Landlord and Tenant shall, within twenty (20) days after request is made by the other party, execute, acknowledge and record an amended memorandum of lease. Upon termination of this Lease by expiration or otherwise, Landlord and Tenant shall execute, acknowledge and deliver the necessary documents to release of record any such memorandum of lease.

          26.20 If Tenant exercises its second five-year renewal option to extend this Lease as set forth in Section 1.1(i) Landlord shall, notwithstanding such extension, at all times after commencement of such second five-year renewal option, have the right to terminate this Lease (the "Termination Right"), with such termination to be effective as of the date selected by Landlord. In addition, the Termination Right is subject to the following provisions:

          (a) In the event Landlord, in its sole discretion, elects to exercise the Termination Right, Landlord shall give Tenant at least 180 days' prior written notice of such election (the "Termination Notice"). The Termination Notice shall state the termination date ("Termination Date") of the Lease as selected by Landlord.

          (b) In the event that (1) the Termination Date is prior to the commencement of the third five-year renewal period as described in Section 1.1(i), and (2) Landlord intends to sublease to third parties, on or prior to the date 18 months after the Termination Date, in excess of 40,000 square feet of retail space within the property leased to Landlord by Owner under the Ground Lease, Landlord shall propose replacement space for Tenant that is materially comparable to or better than the Premises (the "Replacement Space") and provide the details of such Replacement Space within or together with the Termination Notice.

          (c) (1) If Landlord is required under Section 26.20(b) to propose Replacement Space for Tenant, Tenant shall have 90 days from the date of the Termination Notice to inform Landlord whether it (i) accepts the Replacement Space, or (ii) declines to accept the Replacement Space because Tenant believes such Replacement Space is not materially comparable to or better than the existing Premises ("Comparable Space"). If Tenant fails to respond within said 90 day period, (x) the Replacement Space will be deemed to be Comparable Space,
(y) Tenant will be deemed to have accepted the Replacement Space, and (z) Tenant shall have no further right to contest such matters. If Tenant declines to accept the Replacement Space because Tenant believes such Replacement Space is not Comparable Space, the issue of whether the Replacement Space is Comparable Space shall be settled by arbitration administered by the American Arbitration Association under its Arbitration Rules for the Real Estate Industry (an "Arbitration Proceeding") and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The losing party shall bear all of the costs of the foregoing proceeding.

          (2) If the Replacement Space is accepted by Tenant or deemed accepted by Tenant, Tenant shall relocate, at Tenant's or its Subtenants' expense (except as set forth in clauses (i) and (ii) below), to the Replacement Space and shall occupy the Replacement Space for the remainder of the Lease Term, as so extended, and the terms and provisions of this Lease shall apply to Tenant's occupancy thereof. Within 30 days after Tenant's relocation to the Replacement Space, Landlord shall pay Tenant the following sums:

              (i) an amount equal to the product of (x) the Subtenants' collective Earnings Before Interest, Taxes, Depreciation and Amortization, determined in accordance with generally accepted accounting principles, for the 12 months preceding the month during which Landlord sends the Termination Notice ("Subtenants' Trailing EBITDA"), multiplied by (y) the quotient of (I) the number of days elapsing from the Termination Date through the earlier of (A) 180 days after the Replacement Space is deemed "ready for tenant improvements" (as defined in Section 3.1 of this Lease) or (B) the date the first retailer opens for business in the Replacement Space (the "Loss Period"), divided by (II) 365 (by way of example, if the Loss Period is 182 days, and the Subtenants' Trailing EBITDA is $10,000,000, then the sum to be paid by Landlord to Tenant pursuant to this Section 26.20(c)(2)(i) would be $10,000,000 times 182/365 = $5,000,000;
plus

              (ii) an amount equal to the product of (x) the sum of Net Cash Flow and the Management Fee for the 12 months preceding the month during which Landlord sends the Termination Notice ("Trailing Net Cash Flow"), multiplied by
(y) the quotient of the Loss Period divided by 365.

          (d) If (i) Landlord is required under Section 26.20(b) to propose Replacement Space for Tenant, (ii) Tenant declines to accept the Replacement Space because Tenant believes such Replacement Space is not Comparable Space, and, (iii) if contested in an Arbitration Proceeding, the arbitrator(s) determine that the Replacement Space is not Comparable Space, then Tenant shall not relocate, or be entitled to relocate, to the Replacement Space proposed by Landlord, this Lease shall terminate on the Termination Date (or as soon thereafter as practicable if the determination of the arbitrator(s) in the Arbitration Proceeding has not been made on or before the Termination Date), and within 30 days after the Termination Date (or within 30 days after the actual termination date if such date is delayed pending the determination of the arbitrator(s) in the Arbitration Proceeding), Landlord shall pay Tenant the following sums:

              (x) an amount equal to the product of Subtenants' Trailing EBITDA multiplied by 5; plus

              (y) an amount equal to the product of (I) the remainder of (A) Trailing Net Cash Flow minus (B) Percentage Rental for the 12 months preceding the month during which Landlord sends the Termination Notice, multiplied by (II) 6.

          In no event shall Landlord be required to pay any of the Subtenants any amount of money pursuant to Landlord's exercise of the Termination Right. Landlord's only payment requirements pursuant to its Termination Right are as set forth in this Section 26.20.

          (e) If (i) the Tenant declines to accept Replacement Space because Tenant believes such Replacement Space is not Comparable Space, and, (ii) if contested in an Arbitration Proceeding, the arbitrator(s) determine that the Replacement Space is Comparable Space, Tenant shall not relocate, or be entitled to relocate, to the Replacement Space (if any) proposed by Landlord, this Lease shall terminate on the Termination Date (or as soon thereafter as practicable if the determination of the arbitrator(s) in the Arbitration Proceeding has not been made on or before the Termination Date) and Landlord shall have no further obligation to Tenant under this Lease.

          26.21 With respect to certain real property in the vicinity of the Premises and the Shoreside Complex (as defined in the Ground Lease), located under the Texas Street Bridge in Shreveport, Louisiana and as more particularly set forth on Exhibit "C," attached hereto and incorporated herein by reference (the "Texas Street Bridge Property"), Landlord and Tenant agree as follows: In the event that (i) Tenant is not in default of any terms or conditions of this Lease, (ii) Landlord is not currently occupying, subletting or otherwise using the Texas Street Bridge Property and (iii) Landlord is willing, in its sole discretion, to put such property to use, then Tenant shall have a right of first offer to sublease the Texas Street Bridge Property upon the following terms and conditions: If Landlord at any time decides to sublease all or any portion of the Texas Street Bridge Property or any interest therein (the "Offered Property") to another party, before offering such Offered Property for lease, Landlord will notify Tenant in writing (said notice referred to herein as the "ROFO Notice") and offer to sublease to Tenant the Offered Property at a price and on terms as Landlord shall determine (the "Right of First Offer"). Tenant shall have five business days after receipt of such notice (the "Election Period") to elect by written notice to Landlord to sublease the Offered Property, and Landlord will sublease it to Tenant upon the terms set forth in the ROFO Notice.

          If, within the Election Period, Tenant elects not to sublease the Offered Property or fails to provide the written notice to Landlord prior to expiration of the Election Period, Landlord may proceed to sublease the Offered Property to any other person or entity on terms substantially the same as offered to Tenant.

          26.22 If the applicable casino regulatory organization in any jurisdiction in which Landlord or any of its constituent partners (or any of their respective affiliates) holds a gaming or gaming-related license compels such party to discontinue its relationship with Tenant or any Subtenant (an "Unsuitable Party"), then such Unsuitable Party shall divest itself of its interest in the Premises as soon as possible, but in no event later than 120 days after being advised of such unsuitability. If such Unsuitable Party fails to divest itself of its interest in the Premises within such time frame, then Landlord shall have the right to acquire all of such Unsuitable Party's interest in the Premises for an amount equal to the lesser of (i) the book value of such Unsuitable Party's interest in the Premises or (ii) the amount approved by the applicable casino regulatory authority.


                                 ARTICLE XXVII

            EQUAL OPPORTUNITY EMPLOYMENT AND AFFIRMATIVE ACTION PLAN

          27.1  Tenant and Landlord do hereby incorporate the provisions of
Article XXVIII of the Ground Lease, a copy of which is annexed hereto as Exhibit "D", into this Lease, and Tenant hereby agrees to incorporate Landlord's obligations to Owner under said Article XXXIII of the Ground Lease into Tenant's business plan and its ongoing business activities, Tenant hereby agreeing that Landlord shall be entitled to enforce said Article XXXIII of the Ground Lease against Tenant as if Landlord was the "Landlord" under said Ground Lease and Tenant was the "Tenant" under said Ground Lease.

          EXECUTED as of the latest date accompanying a signature by Landlord or Tenant below.

                            LANDLORD:

                            QNOV, a Louisiana general partnership
                            Taxpayer Identification No.:  72-1225563

                            By: Sodak Louisiana, L.L.C., its general partner


                                By:     /s/ JACK E. PRATT
                                       -----------------------------------
                                Title:  Manager
                                       -----------------------------------
                                Date:   June 3, 1999
                                       -----------------------------------


                            By: HWCC-Louisiana, Inc., its general partner


                                By:     /s/ JACK E. PRATT
                                       -----------------------------------
                                Title:  Manager
                                       -----------------------------------
                                Date:   June 3, 1999
                                       -----------------------------------


                            TENANT:

                            RED RIVER ENTERTAINMENT COMPANY, L.L.C., a Tennessee limited liability company


                                By:     /s/ JOSEPH J. RODRIGUEZ
                                       -----------------------------------
                                Title:  Chief Manager
                                Date of Signature:
                                Taxpayer Identification No.:  62-1780787

                                  EXHIBIT "A"

                                   PREMISES

                                  EXHIBIT "B"

                          FORM OF MEMORANDUM OF LEASE

STATE OF______________  (S)
                        (S)
COUNTY/PARISH OF______  (S)

          THIS MEMORANDUM OF LEASE AGREEMENT ("Memorandum") is entered into as
of the ____ day of       , 1999, by and between QNOV, a Louisiana general
partnership ("Landlord"), and RED RIVER ENTERTAINMENT COMPANY, L.L.C., a ___________ limited liability company ("Tenant"), sometimes collectively referred to herein as the "Parties" or singularly as a "Party".

                                    RECITALS

          A. Landlord and Tenant have entered into a Retail Space Lease on the ____ day of ____________, 1999 (the "Lease") covering the property described on Exhibit "A," attached hereto and made a part hereof for all purposes (the "Premises").

          B. Landlord and Tenant desire to enter into and record this Memorandum in the public records of Bossier/Caddo Parish, Louisiana, to put all third parties on notice of the Lease and Tenant's rights thereunder in and to the Premises.

                                   AGREEMENT

          1. The Lease. Upon and subject to the terms and provisions set forth in the Lease, Landlord has leased, demised and let unto Tenant, and Tenant has taken and leased from Landlord, the Premises. Tenant has certain rights and interests in the Premises under the Lease.

          2.  Term.  The Term of the Lease commences on the ____ day of
____________, 1999, and runs through the ____ day of     , 2____.  Provided
Tenant is not in default of its obligations or has not been in default, Tenant shall have three (3) five-year options to renew the Lease provided it gives written notice to Landlord at least one hundred eighty (180) days prior to the expiration of the Lease Term or the first renewal term, as the case may be.

          3. Right to Lease Additional Property. The Lease contains a provision which entitles Tenant to sublease the property described on Exhibit "B" hereto from Landlord should Landlord elect to sublease said property.

          4. Incorporation of Lease. The terms, conditions and provisions of the Lease are incorporated herein by reference for all purposes. Any inconsistencies between this Memorandum and the Lease are governed by the Lease and not by this Memorandum. This Memorandum in no way modifies or amends the Lease.


          [The remainder of this page has been left intentionally blank.]

          Executed as of the day and year first above written.

                            LANDLORD:

                            QNOV, a Louisiana general partnership
                            Taxpayer Identification No.:  72-1225563

                            By: Sodak Louisiana, L.L.C. , its general partner


                                By:
                                   ---------------------------------------
                                Title:  Manager
                                      ------------------------------------
                                Date:
                                      ------------------------------------


                            By: HWCC-Louisiana, Inc., its general partner


                                By:
                                   ---------------------------------------
                                Title:  Manager
                                      ------------------------------------
                                Date:
                                      ------------------------------------

                            TENANT:

                            RED RIVER ENTERTAINMENT COMPANY, L.L.C., a Tennessee limited liability company


                                By:
                                   ---------------------------------------
                                Title:  Chief Manager
                                      ------------------------------------
                                Date of Signature:
                                                  ------------------------
                                Taxpayer Identification No.:   62-1780787
                                                            --------------

                                ACKNOWLEDGEMENT

STATE OF __________________
COUNTY OF ________________


          BEFORE ME, the undersigned Notary Public, duly commissioned and qualified and for the aforesaid County and State, personally came and appeared ________________, to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the Manager of Sodak Louisiana, L.L.C., and that he is authorized to execute and deliver the foregoing Retail Space Lease on behalf of Sodak Louisiana, L.L.C. acting in its capacity as a general partner of QNOV, and that he signed and executed the foregoing Retail Space Lease, as the free and voluntary act and deed of QNOV, for and on behalf of QNOV and for the objects and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appearer and the said witnesses have hereunto affixed their signatures this ____ day of ___________________, 1999.

WITNESSES:


___________________________________            _________________________________

                                                      ____________________

___________________________________



                      ___________________________________
                                 NOTARY PUBLIC
                      My Commission expires:______________

                                ACKNOWLEDGEMENT

STATE OF __________________
COUNTY OF ________________

          BEFORE ME, the undersigned Notary Public, duly commissioned and qualified and for the aforesaid County and State, personally came and appeared ________________, to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the _______________ of HWCC-Louisiana, L.LC., and that he is authorized to execute and deliver the foregoing Retail Space Lease on behalf of HWCC-Louisiana, L.L.C. acting in its capacity as a general partner of QNOV, and that he signed and executed the foregoing Retail Space Lease, as the free and voluntary act and deed of QNOV, for and on behalf of QNOV and for the objects and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appearer and the said witnesses have hereunto affixed their signatures this ____ day of ___________________, 1999.

WITNESSES:

___________________________________            _________________________________

                                                      ____________________

___________________________________



                      ___________________________________
                                 NOTARY PUBLIC
                      My Commission expires:______________

                                ACKNOWLEDGEMENT

STATE OF _________________
_________ OF ___________

          BEFORE ME, the undersigned Notary Public, duly commissioned and qualified and for the aforesaid County/Parish and State, personally came and appeared ________________, to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the Chief Manager of RED RIVER ENTERTAINMENT COMPANY, L.L.C., and that he is authorized to execute and deliver the foregoing Retail Space Lease on behalf of RED RIVER ENTERTAINMENT COMPANY, L.L.C., and that he signed and executed the foregoing Retail Space Lease, as the free and voluntary act and deed of said entity, for and on behalf of said entity and for the objects and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appearer and the said witnesses have hereunto affixed their signatures this ____ day of ___________________, 1999.

WITNESSES:


___________________________________            _________________________________

                                                      ____________________

___________________________________


                      ___________________________________
                                 NOTARY PUBLIC
                      My Commission expires:______________

                                  EXHIBIT "C"

                              TEXAS STREET PARCEL


        The property bounded by the Red River on one side, the North Parking Parcel (as defined in the Ground Lease) and South Parking Parcel (as defined in the Ground Lease) on another side, Commerce Street on another side and the Pavillion/Hotel Parcel (as defined in the Ground Lease) and Expansion Parcel (as defined in the Ground Lease) on another side.

                                  EXHIBIT "D"

               ARTICLE XXXIII - EQUAL OPPORTUNITY EMPLOYMENT AND
                            AFFIRMATIVE ACTION PLAN

          Tenant shall utilize, and coordinate with, the Office of the Mayor to help ensure the various provisions within this Article XXXIII are fulfilled in a manner that fosters meaningful participation opportunities for local and minority/women business enterprise ("M/WBE") vendors, suppliers and contractors. Tenant agrees that it will make good faith efforts to meet and increase the voluntary M/WBE goals that Tenant establishes with the Louisiana Gaming Control Board. These goals have been established as 25% minority business enterprise procurement and 10% female business enterprise procurement. In an effort to meet and increase those goals, Tenant and Landlord shall establish and appoint an Equal Opportunity Employment and Procurement Advisory Council (the "Advisory Council") comprised of business leaders to advise on the establishment of and support the attainment of M/WBE procurement and employment goals, with the overall objective of expanding the level of M/WBE procurement, and increasing the number of minorities in management positions. The Advisory Council shall be comprised of six (6) members, three (3) of whom shall be appointed by the Landlord. Tenant and Landlord may change the number and method of appointment of members and the frequency of meetings by mutual consent. The Advisory Council shall provide Tenant with suggested methods to increase M/WBE procurement activity, and to increase minority representation in management positions. The Advisory Council shall meet monthly with representatives of the Tenant regarding Tenant purchasing needs and goals for the next ninety (90) days. The Tenant shall provide Landlord and Advisory Council with quarterly reports on M/WBE procurement and employment goals established by Tenant and related goal achievement. Such reports shall be issued within thirty (30) days from the end of each calendar quarter of each year.

          Tenant agrees to use its best efforts to in good faith:

               (a) seek to employ in its operations, at all levels, individuals living in the City of Shreveport from the various gender, racial and ethnic backgrounds found in the City of Shreveport. The selection process will be carried out with a focus on Tenant's commitment to hiring at least eighty percent (80%) local area residents and at least forty percent (40%) minorities.

               (b) actively recruit handicapped persons in the City of Shreveport to be included among its employees. Tenant will contact applicable organizations within the greater Shreveport area that support persons with disabilities to seek out qualified persons with disabilities for potential employment. Tenant will fully comply with the Americans with Disabilities Act. Furthermore, Tenant is taking a leadership position within the industry by training all of its employees in disability etiquette toward customers and fellow employees.

               (c) contract with local vendors of various gender, racial and ethnic backgrounds found in the City of Shreveport to the extent possible and insofar as service availability, cost competitiveness and service quality will allow.

     Tenant will establish a goal expenditure level for certified M/WBEs. Contracting preference will be given to qualified M/WBEs certified by either the Mayor of the City of Shreveport or the State of Louisiana. Tenant will develop a partnership with local area certified M/WBEs to help them secure a positive business relationship by offering expert advice on purchasing matters, setting up bids, seeking operational monies, and, if necessary, establishing an up-front-payment plan for goods and services rendered. In evaluating M/WBE participation, consideration will be given to the reasonable price" of that participation. This reasonable price" concept: (i) recognizes that because of difficulty in obtaining financing, start-up costs, less experience, inability to purchase large quantities of supplies and other factors, M/WBE prices may be somewhat higher than those of non-M/WBEs, at least initially; (ii) provides protection to M/WBEs from being rejected when their prices are only slightly higher than non-M/WBEs; and (iii) provides that meeting stated M/WBE goals is treated similarly to complying with any other specification of the bid solicitation which a contractor must meet in order to be considered a responsive bidder.

     Construction Phase - Prior to the contracting process, Tenant will meet with a representative sampling of minority and female construction related companies in a geographic area no smaller than an area encompassing Dallas, Texas, New Orleans, Louisiana and Atlanta, Georgia (the "Subject Area") to ensure that such companies: (1) are fully aware of the available contract opportunities for construction projects and (2) have a Tenant contact person available to answer questions throughout the contracting and construction phase of such projects. After surveying a representative sampling of minority and female construction related companies in the Subject Area, Tenant will establish a goal for the total construction budget to be contracted with such companies. Any general contractor wanting to do business with Tenant for construction projects must accept this provision in order to contract with Tenant. The general contractor will be held accountable for ensuring compliance with M/WBE goals and will be required to report on such goal compliance at least quarterly (such reports will be made available to the Office of the Mayor).

     Operations Phase - M/WBE companies will be identified and contacted by local management. As should be the case in any business, vendors will be sought that can offer quantity, quality and service, but with a strong commitment to M/WBE companies.

               (d) provide training in the City of Shreveport for individuals to be employed by Tenant. Once hired, an employee will be trained in the skills necessary to deliver the kind of service for a first-class riverboat casino/hotel complex. Individuals will be paid during the training period. This mandatory training will address applicable job functions within the gaming business (e.g., table games, slot machines, shift supervision, security, food and beverage, guest services, etc.) Tenant will continue to work with the various community groups identified above to keep the line of communication continuously open.

          Tenant will provide to Landlord Tenant's annual community review report covering the Shreveport properties of Tenant. Tenant believes that any commitment such as made above should include a reporting and feedback mechanism, and Tenant accordingly welcomes the requirement for such reporting. The annual community review report will cover minority hiring as well as business done with M/WBEs.

                                ACKNOWLEDGEMENT

STATE OF __________________
COUNTY OF ________________

          BEFORE ME, the undersigned Notary Public, duly commissioned and qualified and for the aforesaid County and State, personally came and appeared ________________, to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the Manager of Sodak Louisiana, L.L.C., and that he is authorized to execute and deliver the foregoing Memorandum of Lease on behalf of Sodak Louisiana, L.L.C. acting in its capacity as a general partner of QNOV, and that he signed and executed the foregoing Memorandum of Lease, as the free and voluntary act and deed of QNOV, for and on behalf of QNOV and for the objects and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appearer and the said witnesses have hereunto affixed their signatures this ____ day of ___________________, 1999.

WITNESSES:


___________________________________            _________________________________

                                                      ____________________

___________________________________


                      ___________________________________
                                 NOTARY PUBLIC
                      My Commission expires:______________

                                ACKNOWLEDGEMENT

STATE OF __________________
COUNTY OF ________________

          BEFORE ME, the undersigned Notary Public, duly commissioned and qualified and for the aforesaid County and State, personally came and appeared ________________, to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the _______________ of HWCC-Louisiana, L.LC., and that he is authorized to execute and deliver the foregoing Memorandum of Lease on behalf of HWCC-Louisiana, L.L.C. acting in its capacity as a general partner of QNOV, and that he signed and executed the foregoing Memorandum of Lease, as the free and voluntary act and deed of QNOV, for and on behalf of QNOV and for the objects and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appearer and the said witnesses have hereunto affixed their signatures this ____ day of ___________________, 1999.

WITNESSES:


___________________________________            _________________________________

                                                      ____________________

___________________________________


                      ___________________________________
                                 NOTARY PUBLIC
                      My Commission expires:______________

                                ACKNOWLEDGEMENT


STATE OF _________________
____________ OF ____________

          BEFORE ME, the undersigned Notary Public, duly commissioned and qualified and for the aforesaid County/Parish and State, personally came and appeared ________________, to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the Chief Manager of RED RIVER ENTERTAINMENT COMPANY, L.L.C., and that he is authorized to execute and deliver the foregoing Memorandum of Lease on behalf of RED RIVER ENTERTAINMENT COMPANY, L.L.C., and that he signed and executed the foregoing Memorandum of Lease, as the free and voluntary act and deed of said entity, for and on behalf of said entity and for the objects and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appearer and the said witnesses have hereunto affixed their signatures this ____ day of ___________________, 1999.

WITNESSES:


___________________________________            _________________________________

                                                      ____________________

___________________________________


                      ___________________________________
                                 NOTARY PUBLIC
                      My Commission expires:______________